Contract No. 21-0555-000

AIRCRAFT DRY LEASE AND SERVICES AGREEMENT

This Aircraft Dry Lease and Services Agreement ("**Agreement**") is made and entered into effective as of June 1, 2021 (the "**Effective Date**"), by and between FEDERAL EXPRESS CORPORATION ("**FedEx**"), and MOUNTAIN AIR CARGO, INC. ("**Lessee**"), each a "**Party**" and collectively the "**Parties**".

RECITALS

A. FedEx is the registered owner of certain aircraft as described herein.

B. Lessee desires to lease on a "dry lease" basis the aircraft to perform cargo transportation services in connection with FedEx's express package delivery business.

C. FedEx is ready, willing and able to lease such aircraft to Lessee in accordance with the terms and subject to the conditions of this Agreement.

D. FedEx desires to engage Lessee, as an independent contractor, to perform aircraft maintenance and cargo transportation services in connection with FedEx's express package delivery business.

E. Lessee is ready, willing, and able to perform such aircraft maintenance and cargo transportation services as an independent contractor in accordance with the terms and subject to the conditions of this Agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, and intending to be legally bound, FedEx and Lessee agree as follows:

Section 1. Term of Agreement. (a) This Agreement is effective for a period commencing on the Effective date and ending August 31, 2026, unless earlier terminated as provided herein (the "**Term**").

(b) In addition to all other rights of termination provided herein, (i) either Party may terminate this Agreement at any time with or without cause upon ninety (90) days prior written notice to the other Party; and (ii) FedEx may terminate this Agreement as to any particular Aircraft(s) at any time with or without cause upon ten (10) days written notice to Lessee specifying such Aircraft(s) and Exhibit 1 shall thereby be amended to remove such Aircraft(s). Upon termination, FedEx shall only be liable for the Administrative Fee, Maintenance Fee and Reimbursables incurred by Lessee up to the effective date of termination.

Section 2. Dry Lease of Aircraft. (a) FedEx hereby agrees to lease the "**Aircraft**" listed on Exhibit 1 attached hereto to Lessee and Lessee hereby agrees to lease the Aircraft from FedEx. Lessee will pay Rent for the Aircraft as set forth in Section 12.

(b) Lessee will have no right, title or interest in or to the Aircraft except the right to possession and use of the Aircraft during the Term as provided for in this Agreement. Lessee will maintain throughout the Term on the side of the Aircraft, in a clearly visible location and in accordance with FAA regulations, an inscription indicating that the Aircraft is operated by Lessee.

Section 3. Delivery, Inspection and Acceptance of the Aircraft. (a) FedEx will deliver, at its expense, the Aircraft and all applicable maintenance logs and records required for inspection of the Aircraft at such location as the Parties agree. FedEx will incur no liability to Lessee for late delivery or failure to deliver the Aircraft.

(b) Prior to accepting the Aircraft, Lessee may inspect the Aircraft, which inspection may include a flight test at FedEx's sole expense, which expenses will be limited to those of no more than two (2) individuals. Upon completion of the flight test, FedEx will correct at its expense defects, if any, identified during the flight test. An additional flight test will be made at FedEx's expense to inspect the correction of defects previously identified. If the original defects are not corrected or additional defects are noted during any additional flight test, FedEx shall correct at its expense all such defects, and, as necessary, perform additional like flight tests at its expense.

(c) Following successful completion of the Aircraft inspections, acceptance of the Aircraft shall occur upon Lessee executing and delivering to FedEx a Certificate of Acceptance in the form attached hereto as Exhibit 2, constituting Lessee's acceptance of the Aircraft for lease and Lessee's agreement to the statements therein.

(d) In the event this Agreement is executed by the Parties in substitution for an existing lease pursuant to which FedEx is leasing to Lessee one (1) or more Aircrafts to be leased hereunder, then Lessee's execution of this Agreement shall constitute Lessee's acceptance of such Aircraft for lease under this Agreement, replacement of the existing lease by this Agreement, and Lessee's acknowledgment and agreement that:

(i) the Aircraft is currently certificated by the FAA;

(ii) the Aircraft is in good operating order, repair and condition;

(iii) FedEx has delivered copies of all documents, manuals and data relating to the Aircraft required to be delivered by FedEx to Lessee under this Agreement;

(iv) Lessee is satisfied that the Aircraft is suitable for Lessee's purposes;

(v) Lessee has inspected the Aircraft, performed the flight test and all defects have been corrected;

(e) THE AIRCRAFT HAS BEEN DELIVERED TO LESSEE AS-IS, WHERE IS. FEDEX SHALL NOT BE DEEMED TO HAVE MADE, AND LESSEE HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS, WARRANTIES AND GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE HEREBY, ON BEHALF OF ITSELF AND ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER LESSEE, IRREVOCABLY AND UNCONDITIONALLY RELEASES AND WAIVES ANY AND ALL CLAIMS AGAINST FEDEX RELATED IN ANY WAY TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF WHATSOEVER AND WHETHER OR NOT ARISING IN TORT OR OCCASIONED BY FEDEX'S NEGLIGENCE. THE FOREGOING RELEASE AND WAIVER SHALL APPLY TO ALL CLAIMS WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING FROM BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE. FEDEX SHALL NOT BE LIABLE TO LESSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING WITHOUT LIMITATION, DIRECT OR INDIRECT DAMAGES FOR PERSONAL INJURY, DEATH, PROPERTY, LOSS OF USE, LOSS OF REVENUE, LOSS OF PROFIT, LOSS OF OPPORTUNITY, LOSS OF CONTRACT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR OTHER DAMAGES.

Section 4. Foreign Corrupt Practices Act. In performing the services under this Agreement, Lessee shall comply with all laws of the United States of America and any other applicable anti-corruption laws, and shall refrain from any conduct that would cause FedEx to be in violation of any applicable laws, including, but not limited to, the United States Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1, *et seq.* (the "FCPA") and the UK Bribery Act of 2010 (the "UK Bribery Act"). Without limiting the generality of Lessee's obligations under this Section 4, Lessee hereby represents and warrants that in performing services for FedEx under this Agreement:

1. No portion of any funds paid or payable by FedEx to Lessee hereunder will be paid to, or accrue directly or indirectly for the benefit of, any person, firm, corporation or other entity, other than Lessee, its employees, and its bona fide consultants and vendors, except bona fide fees paid to national, provincial or local regulatory agencies as required under applicable law and documented by official receipts issued by those agencies with copies provided to FedEx, upon request. Lessee hereby acknowledges and agrees that all payments made to Lessee shall only be made after receipt by FedEx of an invoice detailing the products or services provided during the period, as may be agreed in detail between FedEx and Lessee from time to time.

2. Lessee has not, and will not at any time, directly or indirectly, pay, offer, give or promise to pay or give, or authorize any other person to pay or give, any money or any other thing of value to any "Government Official" (as defined below), with the intent or purpose of influencing or inducing such Government Official to do, omit to do, delay or refrain from doing any act in violation of the lawful duty of such Government Official, in order to obtain

or retain any business or secure any improper advantage in obtaining or retaining business. Government Official is defined as:

i. any officer or employee of any government, or any national, provincial or local department, agency or instrumentality thereof;

ii. any other person acting in an official capacity for, or on behalf of, any government, or any national, provincial or local department, agency or instrumentality thereof;

iii. any political party, or any official or employee of any such political party;

iv. any candidate for political office or his or her employee or associate;

v. any other person, firm, corporation or other entity at the suggestion, request or direction of, or for the benefit of, any government officer or employee, political party or official or employee thereof, or candidate for political office;

vi. any employee or official of any international organization; or

vii. any person or individual who is defined or classified as a government officer or a public official under applicable local laws.

This paragraph 2 is not intended to prohibit Lessee from providing modest and reasonable meals for Government Officials, provided such expenditures meet all three of the following criteria: (1) the meals are in accordance with local law; (2) the meals are not provided in order to assist Lessee in obtaining or retaining business or to secure any improper advantage for Lessee or FedEx, or intended to induce or influence the Government Official to do, delay or refrain from doing any official act; and (3) the meals are properly recorded on the books and records of Lessee in accordance with paragraph 4 below.

This paragraph 2 is also not intended to prohibit Lessee from providing modest and reasonable gifts or refreshments for Government Officials, provided that such expenditures meet all four of the following criteria: (1) the gift or refreshments are provided in accordance with local law; (2) the gift or refreshments are customary in type and value, and given openly at an appropriate time or season; (3) the gift or refreshments are given as an expression of esteem, appreciation, gratitude or goodwill; and (4) the gift or refreshments are not provided to any Government Official with such regularity or frequency as to create an appearance of impropriety. Gifts should never consist of cash or cash equivalents. In all cases, the expenditures for the gifts and refreshments must be properly recorded on the books and records of Lessee in accordance with paragraph 4 below.

In addition to the representations and warranties under this paragraph 2 as they relate to Government Officials, Lessee agrees not to offer, promise or give a financial or other

advantage to any person, firm, corporation or other entity for the purpose of bringing about an improper performance of a function or activity, or reward a person for the improper performance of such a function or activity.

3. The Lessee certifies that it has taken reasonable measures to prevent subcontractors, subagents or any other third parties performing services in connection with this Agreement and acting under Contractor's authority or control from breaching the provisions contained in paragraphs 1 and 2.

4. The Lessee agrees to keep books, accounts, and records that, in reasonable detail, accurately and fairly reflect its transactions and the disposition of funds paid under this Agreement.

5. The Lessee will not provide any "Facilitating Payments" during the course of performing Services under this Agreement. A Facilitating Payment is defined as: a small payment provided to a government employee to expedite routine clerical or administrative actions such as inspecting goods in transit, issuing permits, processing visas or providing police protection. Official fees, documented in writing, that are required by governments to perform certain services are not considered facilitating payments.

6. The Lessee agrees that FedEx shall have the right, from time to time, upon written notice to the Lessee, to conduct an investigation and audit of the Lessee to verify compliance with paragraphs 1-5. Lessee agrees to cooperate fully with such investigation and audit, the scope, method, nature and duration of which shall be at the sole discretion of FedEx.

7. As reflected in the FedEx Code of Business Conduct and Ethics, which can be found at http://investors.fedex.com/governance-and-citizenship/policies/code-of-conduct/default.aspx, FedEx is committed to the highest standards of business ethics. FedEx expects the same level of commitment from Lessee. Accordingly, Lessee and all of its personnel who work on FedEx matters pursuant to this Agreement (whether directly or indirectly) shall uphold the highest standards of business ethics and ensure compliance with all applicable laws.

Section 5. Force Majeure. Any delay or failure of either Party to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party's control, without such Party's fault or negligence and that by its nature could not have been foreseen by such Party (which events may include natural disasters (such as hurricanes, floods, tornados, earthquakes, wildfires), embargoes, accidents in third party transportation, national or global health emergencies, epidemics, quarantine restriction, explosions, riots, wars, acts of terrorism, or other catastrophic events) (each, a "Force Majeure Event"). Labor strikes shall not be considered a Force Majeure Event under this Agreement.

The Party whose performance is or may be affected by a Force Majeure Event shall give the other Party prompt written notice thereof, including a description of the events or circumstances and the anticipated duration thereof. That Party shall use all reasonably available efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are

minimized and resume full performance under this Agreement; and upon written request by the affected Party shall, within ten (10) days of such request, provide adequate assurances that a Force Majeure Event will not exceed sixty (60) days. In the event such adequate assurance cannot reasonably be provided, Parties shall have the right to terminate this Agreement.

Section 6. Services and Routes. (a) In exchange for the Administrative Fee described in Section 12, Lessee agrees to operate and maintain the Aircraft exclusively for cargo transportation services in connection with FedEx's express package delivery business (the "**Services**").

(b) FedEx's most recent Business Transaction Manual (the "**Manual**"), which governs the policies and procedures in connection with the Services, is incorporated by reference into this Agreement. Lessee acknowledges receipt of the Manual dated effective June 1, 2021 and agrees to follow the policies and procedures set forth therein. FedEx may, from time to time, revise the Manual. FedEx will provide notice of any revisions to the Manual at least thirty (30) days prior to implementing such revisions. Lessee shall promptly review the revisions and provide FedEx notice of any proposed changes to the revisions within ten (10) days of receipt. FedEx may, in its sole discretion, accept or reject Lessee's proposed changes to the revisions. If FedEx rejects Lessee's proposed changes, Lessee shall, within ten (10) days of receipt of notice of such rejection, provide notice to FedEx that it accepts the Manual or that it intends to terminate the Agreement, effective thirty (30) days from the date of such notice.

(c) The routes flown by Lessee in the performance of the Services will be as requested by FedEx from time to time (each a "**Route**"). The Aircraft will be fueled by Lessee to provide an optimal payload from a safety perspective while maximizing the available cargo payload on each Route, taking into consideration all relevant flight planning and scheduling factors. Lessee will endeavor to meet or exceed during each month of the Term a ninety-eight percent (98%) on-time departure rate of all Routes exclusive of cancellations or delays caused by FedEx or force majeure events.

(d) FedEx, in its sole discretion, may eliminate, modify, or substitute any Route by giving Lessee prior notice of such elimination, modification, or substitution. FedEx will use its reasonable efforts to give Lessee at least seven (7) days' written notice of such elimination, modification or substitution. At FedEx's option, a verbal notice of elimination, modification or substitution of a Route may be given to Lessee. Any such verbal notice will be followed by written notice from FedEx to Lessee. The Parties agree that any such written notice may be delivered via email transmission.

(e) If FedEx requires Lessee to substitute a Route, Lessee may elect not to fly the substitute Route provided it gives FedEx written notice of such election within forty-eight (48) hours after receipt of the proposed substitution. If Lessee declines to fly a substitute Route, or if FedEx does not offer substitute Route(s), and thereby has no remaining Routes for any Aircraft, Lessee will return such Aircraft to FedEx in accordance with this Agreement and thereafter this Lease will immediately terminate as to such Aircraft.

(f) Lessee shall not serve as FedEx's exclusive or sole provider of the Services. This Agreement is not a requirements contract and FedEx shall not be obligated to purchase any minimum or maximum amount of Services from Lessee. FedEx reserves the right in its sole discretion to have the Services performed in-house by FedEx employees or by third party vendors. Lessee agrees to cooperate with any such third parties and to comply with all reasonable requests by FedEx to coordinate its activities with such other vendors.

Section 7. Required Maintenance and Repairs. (a) Lessee will inspect, maintain, repair and overhaul the Aircraft in good order and in an airworthy condition (the "**Maintenance**"). The Maintenance will be performed in a good and workmanlike manner and include, but not be limited to, the following:

(i) Compliance with the Manufacturer's Maintenance Schedule for the Aircraft or other Federal Aviation Administration ("**FAA**") approved programs, and all applicable federal, state and local laws, rules, orders and regulations, including the Federal Aviation Regulations ("**FARs**") (collectively, the "**Laws**");

(ii) Performance of any Airworthiness Directives, mandatory Service Bulletins (and any non-mandatory Service Bulletins specified by FedEx), and mandatory revisions to any FARs which must be accomplished during the Term or which are otherwise required to be carried out on the Aircraft in order to meet the requirements of the FAA;

(iii) Replacement of all worn or defective aircraft components, provided such replacement item:

a. is supplied by the Aircraft manufacturer, original equipment manufacturer, or from another supplier of FAA approved components,
b. is of at least equivalent quality, value and condition as the item on the Aircraft which is replaced,
c. has the same model number or part number as listed in the Aircraft manufacturer's parts catalogue or is approved by FedEx for use by Lessee;

(iv) A clean physical appearance of the Aircraft to the public, including painting the Aircraft in FedEx livery as advertising for FedEx;

(v) On-wing, routine engine repairs;

(vi) Upkeep of log books, engine manuals, aircraft configuration data and any other documents which may be required by FedEx or the FAA;

(vii) Completion of any other items reasonably requested by FedEx.

(b) Any Maintenance performed by Lessee that is determined not to be in compliance with this Agreement shall be promptly corrected by Lessee at no expense to FedEx. All replacement aircraft components shall be free and clear of all liens, encumbrances and rights of others, and upon installation, title to the aircraft component shall vest in FedEx and become subject to this Agreement. Except for aircraft components that are part of a pooling arrangement, title to any aircraft components that are removed and not reinstalled shall, upon removal, vest in FedEx.

(c) Except as otherwise permitted by this Agreement, Lessee will not cause or permit any modification or alteration to the Aircraft, nor add or remove any equipment to or from the Aircraft without FedEx's prior written consent. Lessee shall not pledge the credit of FedEx for any Maintenance or for any other purpose whatsoever.

(d) FedEx will pay Lessee a Maintenance Fee, as described in Section 12, for all Maintenance performed by Lessee.

Section 8. Storage and Use of Aircraft Components and Equipment. (a) FedEx may provide Lessee with aircraft components and tooling for Lessee's use when performing the Maintenance and equipment for Lessee's use when performing Services (collectively, the "**FedEx Components**"). Lessee will provide sufficient, secure and dedicated warehouse space for the FedEx Components. Lessee will be responsible for maintaining accurate and comprehensive records of all the FedEx Components in Lessee's possession, including, without limitation, the completion of an annual physical inventory, details of which are set forth in the Manual. Lessee will keep all FedEx Components separate from any other goods or property owned by or in the possession of Lessee and will clearly mark all FedEx Components as the property of FedEx as follows: (i) Lessee shall mark all tooling with asset tags, engraving or etching stating "Property of FedEx", (ii) Lessee shall place placards stating "Property of FedEx" on all shipping containers, parts racks and storage areas containing aircraft components, and (iii) Lessee shall provide such other marking of FedEx Components as FedEx may reasonably request.

(b) Lessee's storage and handling of the FedEx Components pursuant to this Agreement shall create a bailment by Lessee on behalf of FedEx. Title to the FedEx Components will remain with FedEx even though Lessee may have possession or control of the FedEx Components. Lessee will bear the risk of loss of or damages to the FedEx Components in Lessee's possession or control. Lessee will utilize the FedEx Components only in accordance with this Agreement.

(c) Lessee will not permit, assign, dispose of, or grant a security interest or lien in, or execute any financial or financing statement in favor of any person or entity, including but not limited to any subcontractors, other than FedEx, covering the FedEx Components. Lessee represents and warrants that it has not made any assignments, dispositions, or grants of security interests in or executed any financing statements that cover or could be deemed to cover the FedEx Components prior to the Effective Date. During the Term, Lessee will notify FedEx in writing if Lessee has knowledge of any security interest or lien that covers or could be deemed to cover the FedEx Components.

(d) It is FedEx's responsibility (in its sole discretion) to file any necessary documents in connection with FedEx's ownership of the FedEx Components, including documents required by Article 9 of the Uniform Commercial Code. Lessee will cooperate fully with FedEx, including, without limitation, by executing any financing statement or other document which FedEx reasonably determines necessary to evidence FedEx's ownership of the FedEx Components. FedEx may require the return of the FedEx Components to FedEx at any time, and Lessee shall promptly return such FedEx Components to FedEx.

Section 9. Operational Control and Crew Members. (a) Lessee will at all times have operational control over the Aircraft, all Routes performed under this Agreement and all flight operations contemplated under this Agreement. Lessee will, for the purposes of safe performance of the Routes, have the sole authority to determine whether a particular flight may be safely operated, to assign crew members for particular flights, to dispatch and release flights, to direct crew members and to initiate and terminate flights. The Captain of the Aircraft will be in command of the Aircraft and will have full authority and control in the operation of the Aircraft, full authority and control over other crew members and their duties during flight time and complete discretion concerning the operation of the Aircraft and the initiation and termination of any flight, and FedEx undertakes to accept all decisions of the Captain. The determination to so cancel any flight shall be immediately reported by the Lessee to FedEx's Global Operations Control at (800) 321-4589 and as otherwise directed in writing by FedEx.

(b) Lessee warrants to FedEx that any crew member who operates the Aircraft will at all times: (i) meet all safety requirements established for such operation; (ii) be properly certificated by the FAA for the operation; (iii) conduct the operation in accordance with the Laws, the standards of the FAA and to the highest standards of the pilot profession; (iv) exhibit to the public a professional appearance and demeanor; and (v) be trained and qualified to handle Hazardous Materials (as defined by The United States Department of Transportation Regulations (49 C.F.R. Part 171 et. seq.)) in accordance with the Laws if transporting Hazardous Materials.

Section 10 Safety and Director of Safety Position. FedEx is committed to the highest standards of safety. FedEx expects the same level of commitment from Lessee. To ensure the safest environment possible, Lessee will staff and maintain a Director of Safety (DOS) position at Lessee's sole expense. Lessee's DOS will manage the safety performance of Lessee's organization, and be responsible for developing a high performance safety culture. Lessee's DOS must have appropriate formal training in aviation safety and aircraft accident investigation. Lessee's DOS will serve as Lessee's liaison with the NTSB and/or FAA in the event of an incident or accident involving an aircraft operated by Lessee.

In addition, the Lessee will work with Feeder Aircraft Operations to:

i. Develop, implement, and maintain a SMS Program consistent with the FAA's Advisory Circular AC 120 92B on Safety Management Systems;
ii. Provide FAO Safety with safety related performance metrics and safety goals, and submit to safety audits and provide audit results/findings from safety assessments;
iii. Provide a current version of the Airline's Safety Management System Manual (or equivalent).

Aircraft accidents. aircraft strikes, or other incidents (collectively an "Incident") are not acceptable. In the event of an Incident, Lessee's DOS will meet with FedEx's representatives to discuss the Incident. Lessee's DOS will be available as reasonably requested by FedEx. Lessee will be fully transparent with FedEx about the Incident, its cause, and the events leading up to and after the Incident. Lessee will share any documentation it has about the Incident, or create such documentation, requested by FedEx. Failure to do any of the above mentioned, will result in a review of the relationship which could include, but not be limited to, termination of this Agreement.

Section 11. Reliability Bonus. Subject to the terms of this Agreement, FedEx shall pay Lessee a Reliability Bonus in accordance with Exhibit 7. FedEx shall calculate the Reliability Bonus over each annual period during the Term of this Agreement in accordance with the DRI-0 standard set out in Exhibit 7. Once the Reliability Bonus for a given annual period has been calculated by FedEx, FedEx shall make the applicable Reliability Bonus payment to Lessee pursuant to the charts set out in Exhibit 7. If Lessee disagrees with the calculation of any such Reliability Bonus by FedEx, Lessee shall notify FedEx within five (5) working days of such disagreement, and the parties shall use best efforts to resolve any such disagreement within ten (10) working days of FedEx receiving written notice of such disagreement. For greater certainty, Lessee shall receive a Reliability Bonus for any given annual period during the Term of the Agreement if Lessee achieves an on-time departure rate of C208: 99.7% or ATR42: 98.81%, and ATR72: 97.81% , subject to deductions as detailed on Exhibit 7.

Section 12. Payments. (a) Lessee will pay to FedEx, as rent for each Aircraft, the Monthly Rent set forth in Exhibit 3 hereto (collectively, the "**Rent**") plus all applicable sales, use or other transaction based taxes on the rent. The Rent is due and payable on or before the tenth (10th) calendar day of each month during the Term. The Rent shall be listed on the Invoice (as defined in subsection (c) of this section). In FedEx's discretion Rent may be offset against the amounts due to Lessee listed below in subsection (b) on such Invoice. Such offset does not relieve Lessee of any applicable tax obligations.

(b) FedEx shall make the following payments to Lessee:

(i) A monthly fee (the "**Administrative Fee**") for performance of the Services, in the amount set forth in Exhibit 4;

(ii) Reimbursement of "**Reimbursables**" as defined in Exhibit 5 hereto;

(iii) A fee for Maintenance performed by Lessee (the "**Maintenance Fee**"), calculated in accordance with Exhibit 6;

(iv) Reliability Bonus.

(c) On or before the tenth (10th) calendar day of each month of the Term, Lessee will submit to FedEx an itemized invoice (the "**Invoice**") setting forth the Administrative Fee. If incurred each such month, monthly invoices for Reimbursables and the Maintenance Fee will be submitted to FedEx for payment after being settled, including determination of labor hours related to the Maintenance Fee, by the Lessee. Subject to subsection (d) below, FedEx will pay such invoices within ten (10) days after receipt of an accurate and properly documented invoice.

(d) In the event that FedEx disputes an Invoice, FedEx will notify Lessee in writing of the reasons for the dispute and will remit payment for the undisputed amount. The disputed amounts will be resolved by mutual agreement between Parties.

(e) Lessee will keep full and accurate records, and documentation to substantiate the amounts claimed in any invoice, which records will be open to audit by FedEx, or any authorized representative of FedEx, during the Term and until two (2) years after the expiration or earlier termination of this Agreement. Lessee will provide FedEx with such records in an electronic format, as mutually agreed to between the Parties, upon FedEx's written request.

Section 13. Taxes and Other Government Charges. (a) Subject to the provisions of Section 12, any and all applicable sales, use or similar transaction based taxes ("**Tax**" or "**Taxes**") arising out of the Services or the lease of the Aircraft, in any manner levied, assessed or imposed by any government or subdivision or agency thereof having jurisdiction will be the sole responsibility and liability of FedEx.

(b) Lessee agrees to provide FedEx with an invoice that separately states the amount of the charges related to Taxes. With respect to any Tax which FedEx has assumed responsibility for under this Section 13, FedEx will either (i) pay such Tax directly to the taxing jurisdiction, if permitted by law, (ii) pay such Tax to Lessee in accordance with the payment procedures, (iii) provide to Lessee an exemption certificate or letter stating that the entire charge or some portion of the charge is exempt from any such Tax, or (iv) require Lessee to obtain any available exemption certificates or letters, at Lessee's expense, stating that the entire charge or some portion of the charge is exempt from any such Tax. If payment is made in accordance with (ii) above, upon written request of FedEx and at the expense of Lessee, Lessee will provide FedEx with evidence that the Tax has been remitted to the taxing jurisdiction.

(c) If any Tax for which FedEx has assumed the responsibility for payment pursuant to this Section 13 is levied, assessed or imposed upon Lessee, Lessee will promptly give FedEx notice of such levy, assessment or imposition, whereupon FedEx will promptly pay and discharge the same or, in FedEx's sole discretion and if permitted by law, will contest such liability before payment. If Lessee fails to notify FedEx in time to file a timely appeal of such levy, assessment or imposition, FedEx will be relieved of its payment obligation with respect to that Tax.

(d) Upon the written request and at the expense of FedEx, Lessee will fully cooperate with FedEx in contesting or protesting the validity or application of any such Tax (including, but not limited to, permitting FedEx to proceed in Lessee name if required or permitted by law, provided, in each case, that such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement). FedEx will also have

the right to participate in any contest conducted by the Lessee with respect to a Tax or other charge for which FedEx has assumed the responsibility for payment under this Section 13, including, without limitation, the right to attend conferences with the taxing authority and the right to review submissions to the taxing authority or any court to the extent such contest does not involve, or can be separated from, the contest of any Tax or issues unrelated to the transactions described in this Agreement. In the event Lessee will receive a refund of all or any part of such Tax which FedEx has paid and discharged, the amount of such refund will promptly be remitted to FedEx by Lessee, less any expenses of Lessee incurred in contesting the validity or application of any such Tax, not previously reimbursed by FedEx.

Section 14. Lessee's Compliance Responsibility. (a) To the extent applicable to Lessee, Lessee agrees to comply with the affirmative action requirements applicable to contracts with U.S. government contractors as set forth in Title 41 of the Code of Federal Regulations. The provisions of said regulations are incorporated by reference into this Agreement. Lessee hereby further agrees to employ only persons who are legally authorized to work in the United States and to have an I-9 employment authorization form, if required, for each person employed by it.

(b) Prior to the performance of Services, Lessee will provide evidence satisfactory to FedEx that Lessee has in place a Drug Testing Program for its employees or subcontractors who perform safety-sensitive or security related services in compliance with 14 C.F.R. Parts 121 and 135 and Appendix I to Part 121 (the "**Appendix**"). If FedEx discovers at any time during the Term that Lessee, its employees or subcontractors are not in full compliance with the Appendix, FedEx shall have the right, in addition to any and all other remedies at law or in equity, to immediately terminate the Agreement and secure a replacement contractor, with no further obligations or liabilities to Lessee.

(c) Lessee shall fully and punctually comply with all screening, background checks and other security requirements that any public authority having jurisdiction by virtue of the Laws (including, to the extent applicable, the Transportation Security Administration) has established or may later establish.

Section 15. FedEx's Right to Inspect and Flight Test. Without notice to Lessee, FedEx or its authorized representatives may conduct a flight test and inspect the Aircraft, its books, logs and records, but FedEx has no duty to make any such inspection and will incur no liability by reason of not making same. Within ten (10) days of FedEx's request, Lessee will prepare and provide to FedEx a written summary of Lessee's performance of the Maintenance and the Aircraft's compliance with the Laws.

Section 16. Risk of Loss and Indemnity. (a) Pursuant to this Agreement, Lessee is responsible for the care, custody and control the Aircraft and, except for damage caused by the intentional or negligent acts of FedEx, Lessee accepts the risk of damage or loss to the Aircraft during the Term. FedEx will not be liable to Lessee for any damage to or loss or destruction of the Aircraft caused by a third party, or for any loss, damage, or expense of any kind caused directly or indirectly by Lessee's use, maintenance, handling, hangaring or storage of the Aircraft, or loads thereon, or the repairs, servicing, or adjustment to the Aircraft, or because the Aircraft is, or has become, unsuitable or unserviceable, or for an interruption of service or loss of the Aircraft's use,

or for any loss of business or damage. FedEx assumes no liability for any acts or omissions of Lessee or Lessee's agents, servants, or employees, or for damage, loss or destruction of any property of Lessee or persons in privity with Lessee, unless damage, loss or destruction of such property is caused by the intentional or negligent acts of FedEx.

(b) Lessee hereby agrees to indemnify, defend and hold harmless FedEx, its Parent Corporation and its Affiliates, their officers, directors, members, agents and employees from any and all liabilities, damages, losses, expenses, demands, suits, or judgments, including all reasonable attorneys' fees, costs, and expenses incidental thereto, resulting from: (i) Lessee's breach or non-performance of any obligations, warranties, representations, terms or conditions contained in this Agreement; (ii) Lessee's negligence or willful misconduct, (iii) any claim for payment made by a subcontractor, agent, or employee of Lessee; and (iv) the use of the FedEx Components and Aircraft by a subcontractor of Lessee. Lessee's obligation to so indemnify, defend and hold harmless FedEx will survive the expiration or earlier termination of this Agreement.

Section 17. Insurance. (a) During the Term, Lessee will procure and maintain a policy or policies of insurance with coverage as follows:

(i) Commercial Aviation General Liability Insurance including premises liability, hangarkeepers liability, products and completed operations, and personal and advertising injury liability with a combined single limit of liability of not less than $10,000,000 per occurrence, which policy or policies will name FedEx, its officers, directors, agents and employees as additional insureds (the "**FedEx Additional Insureds**");

(ii) Worker's Compensation insurance in such amounts as may be required by applicable statutes. Employee's Liability Insurance with minimum limits of $500,000 per occurrence shall be carried for all states;

(iii) Auto Liability Insurance in an amount not less than $1,000,000 per occurrence, or maintain auto on premises coverage under aviation general liability, naming FedEx, its officers, directors, agents and employees as additional insured.

(b) Lessee waives and releases, to the extent of the proceeds that are or would be payable to it in respect of Lessee's Commercial Aviation General Liability insurance policy any and all rights of recovery, claim, action or cause of action that it may now or later have against FedEx and the FedEx Additional Insureds, by virtue of any loss or damage that may occur to property or person, regardless of cause or origin, including, without limitation, the negligence of FedEx or the FedEx Additional Insureds. Because this Section 17(b) will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, Lessee will promptly give the insurance company that has issued to it the Commercial Aviation General Liability insurance policy, written notice of the waiver contained in this Section 17(b), and to have the insurance policy properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the waiver contained in Section 17(b), and to secure from

Lessee's insurer a waiver of the insurer's subrogation rights. Failure of Lessee to notify its insurance company, or obtain the necessary endorsements, does not relieve Lessee of its obligations under this Agreement.

(c) During the Term, FedEx will procure and maintain a policy or policies of insurance with coverage as follows:

(i) Aviation Hull Insurance for all aircraft owned, leased or chartered and for aircraft which have been leased to others to be operated by air crews of others as agreed to with respect to the Services;

(ii) Aviation Liability Insurance with total liability of all damages because of all bodily injury, property damage and personal injury and in the amount of at least $50,000,000 per occurrence, with respect to the Services, which policy or policies will name Lessee, its officers, directors, agents and employees as additional insureds.

(d) For each insurable claim arising under FedEx's insurance policies of Aircraft Hull or Aircraft Liability, FedEx will be responsible for full payment of any deductibles regardless of the cause of the claim.

(e) Each Party's policies of insurance required under this Agreement will provide for a minimum of thirty 30 days written notice to the other Party in the event of alteration, non-renewal, or cancellation. Within 10 days of the Effective Date, each Party will deliver to the other Party copies of insurance certificates reflecting each Party's insurance obligations under this Agreement. FedEx and Lessee agree that, if any policy or policies of insurance carried by it as required by this Agreement, are materially altered or cancelled, it will immediately obtain other policies providing coverage identical to such policies.

<u>Section 18</u>. <u>Limitation of Liability</u>. Notwithstanding any other provision of this Agreement, the limit of Lessee's liability to FedEx for reimbursement of damage to an aircraft or its parts, will be capped on a per occurrence basis as follows (collectively, the "Cap"):

(i) $0 if the insurable claim is caused by the intentional or negligent acts of FedEx or third party contractors or agents of FedEx or an act of God and is covered by FedEx's insurance;

(ii) $25,000 for C208B Aircraft and $50,000 for ATR42/72 Aircraft if the claim is caused by the negligence of Lessee and covered by FedEx's insurance;

(iii) $50,000 for C208B Aircraft and $75,000 for ATR42/72 Aircraft if caused by the Lessee's negligence or willful misconduct and not covered by FedEx insurance.

Lessee shall cooperate with FedEx and its representatives in investigating any damage to an aircraft. FedEx shall inform Lessee of its determination with regards to the Cap within a reasonable time of completion of its investigation.

Section 19. Reporting Loss or Damage to Aircraft. In the event of a total loss of or damage to an Aircraft, Lessee will promptly report such loss or damage to FedEx and all concerned governmental agencies, and furnish such information and execute such documents as may be necessary for FedEx to collect the proceeds of all applicable insurance policies. All press releases after any initial legally required notifications and acknowledgement of the event will be coordinated with FedEx prior to release.

Section 20. Prohibition Against Sublease, Assignment and Third Party Use. (a) Lessee will not sublet, mortgage, pledge, sell, or otherwise encumber or dispose of the Aircraft, nor assign or transfer this Agreement or any interest herein.

(b) Lessee will operate the Aircraft solely for the performance of Services for FedEx, unless Lessee receives the prior written consent of FedEx for another use. FedEx may in its sole discretion approve or reject such other operation of the Aircraft. Lessee will be solely responsible for the operation of the Aircraft for third parties and will not operate the Aircraft in such a manner as to violate the provisions of this Agreement, any applicable insurance policies or the Laws.

Section 21. Prohibition Against Liens and Adverse Claims. (a) Lessee will not fail to make timely payment for any fuels, parts, materials, supplies or services furnished to or for the Aircraft, or for labor performed on the Aircraft nor allow the creation of any lien on the Aircraft from such failure. Lessee will not directly or indirectly create, incur, assume or suffer to exist, and will promptly take such action as may be necessary to discharge any lien on or with respect to this Agreement or the Aircraft. The expense of such action and discharge will be at Lessee's sole cost and expense which will not be reimbursed by FedEx to Lessee.

(b) Lessee shall not do, and will not permit any act which could reasonably be expected to jeopardize FedEx's title in the Aircraft or result in the Aircraft being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of Lessee. If any such event occurs, Lessee will at its expense give FedEx immediate notice thereof and perfect recognition of FedEx's title in the Aircraft or procure the prompt release of the Aircraft from such adverse claims.

Section 22 Notice of Litigation. In the event that the Aircraft, or its use, operation, transportation, storage, repair or maintenance, or any other activity pertaining to the Aircraft, or any fee or charge for any of the foregoing becomes the subject of or is otherwise connected with any litigation, whether or not Lessee is a party to such litigation, Lessee will promptly give notice and details of such litigation to FedEx, and will thereafter keep FedEx advised as to the progress of such litigation.

Section 23. Events of Default. Either Party may terminate this Agreement upon five (5) days prior written notice to the other Party following the occurrence of a Default. For purposes hereof, "**Default**" shall mean the breach or non-performance of any obligations, warranties, representations, terms or conditions contained in this Agreement that is not cured within the Cure Period. A Default shall not be deemed to have occurred unless the non-defaulting Party has given written notice to the defaulting Party specifying in reasonable detail the event or events that are believed to constitute the Default. The Party receiving the notice of Default shall have a cure

period of ten (10) days in which to take the necessary actions to cure the Default (the "**Cure Period**"). No Default will be deemed to have occurred if the Default is cured within the Cure Period. Notwithstanding the foregoing, the defaulting Party shall remain liable to the non-defaulting Party for any damages incurred by the non-defaulting Party due to the Default even if such Default is cured or this Agreement is terminated.

Section 24. FedEx May Assign and Encumber. FedEx reserves the right at any time to encumber the Aircraft with chattel mortgages or other security agreements which will constitute rights superior to those created by or arising under the terms of this Agreement. FedEx's right, title and interest in and to this Agreement and the Aircraft may be transferred and assigned by FedEx with written notice to Lessee. In such event, FedEx's assignee will have all of the rights, powers, privileges and remedies of FedEx hereunder. Lessee will not be entitled to terminate or amend this Agreement without the written consent of such assignee and Lessee agrees unconditionally, upon receipt of notice of an assignment, to pay to the assignee, at the address of assignee provided to Lessee, all other sums due by Lessee under this Agreement. Any such assignment will not relieve Lessee of any of its obligations to FedEx. The rights of an assignee will be free from all claims, defenses, set-offs or counterclaims which Lessee may be entitled to assert against FedEx but Lessee may assert separately against FedEx matters which Lessee is entitled to assert under this Agreement.

Section 25. Return of Aircraft Upon Termination. (a) Upon the expiration of the Term or earlier termination of this Agreement, Lessee will redeliver the Aircraft to FedEx in Memphis, Tennessee, or such other location as designated by FedEx, free of liens and in as good condition as when received by Lessee, normal wear and tear excepted, with all systems functioning properly and in full compliance with the Laws. In addition, Lessee will deliver copies of all documents, manuals and data relating to the Aircraft. In the event FedEx and Lessee are executing this Agreement in substitution for an existing lease pursuant to which FedEx is leasing to Lessee one (1) or more of the Aircraft to be leased hereunder, then with respect to such Aircraft, Lessee will redeliver the Aircraft to FedEx in Memphis, Tennessee, or such other location as designated by FedEx in as good condition as when received by Lessee under such prior lease, normal wear and tear accepted with all systems functioning properly and in full compliance with the Laws.

(b) If in FedEx's reasonable judgment the resale value of the Aircraft upon its return from Lessee is reduced because of Lessee's unauthorized modification of the Aircraft or Lessee's unauthorized addition or deletion of equipment in violation of this Agreement, FedEx in its sole discretion may elect to receive from Lessee either an amount equal to the cost of restoring the Aircraft to its original condition or an amount equal to the reduction in the resale value.

Section 26. Independent Contractor Relationship. (a) The Parties intend that an independent contractor relationship between Lessee and FedEx will be created by this Agreement. FedEx is interested only in the results of the Lessee's work and shall not exercise any control over the conduct or supervision of the work or the means of Lessee's performance.

(b) FedEx and Lessee acknowledge, understand and agree that:

(i) Lessee and its employees, agents, representatives, crew members, pilots and captains (collectively, "Representatives") are not employees of FedEx;

(ii) Lessee, through its Representatives, provides the Services to FedEx as an independent contractor;

(iii) Lessee, through its Representatives, is to render the Services to FedEx in the course of an independent contractor relationship, retaining the right to adopt its own means and methods;

(iv) Lessee and its Representatives are independent from FedEx except as to final results contemplated by this Agreement;

(v) Representatives are not paid directly from FedEx, and Lessee is solely responsible for paying its Representatives;

(vi) Neither Lessee nor any Representative shall have any authority or power, express or implied, to accept any order on behalf of FedEx or to bind or obligate FedEx with respect to any matter.

(c) Accordingly, Lessee shall have full responsibility for its Representative's collection, reporting, withholding, filing and payment of all international, federal, state and local taxes and contribution, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, workers' compensation or any other similar statute. Lessee shall indemnify and hold FedEx harmless for any liability resulting from any Representative of Lessee claiming to be an employee of FedEx, including, but not limited to, any claim on the part of Lessee's Representative to benefits FedEx provides to its employees.

(d) Lessee agrees to provide FedEx with any financial information as FedEx may reasonably request (including but not limited to annual audited financial statements) to allow FedEx to determine the percentage of the Lessee's total revenue that is attributable to the Services performed pursuant to this Agreement. FedEx may terminate this Agreement upon written notice to Lessee if any one of the following occurs: (i) 60% or more of Lessee's revenue (excluding Reimbursables) is derived from the Services performed pursuant to this Agreement; (ii) FedEx becomes Lessee's only customer; or (iii) Lessee employs less than 6 employees.

Section 27. Confidentiality of Information. (a) During the Term, each Party (a "**Disclosing Party**") may disclose, or each Party (a "**Receiving Party**") may obtain access to certain valuable, confidential, and proprietary information or materials from the Disclosing Party related to the Disclosing Party's business ("**Information**"). Information shall be deemed to include, without limitation, the terms of this Agreement and all information and data obtained directly or indirectly from the Disclosing Party in connection with this Agreement. The Receiving Party acknowledges the confidential character of the Information and agrees that all such Information is the sole and exclusive property of the Disclosing Party. Accordingly, the Receiving Party agrees to hold all Information it obtains from or about the Disclosing Party in strictest confidence, not to reproduce any of the Information without the Disclosing Party's written consent, not to use such Information,

other than for the performance of the Services or as otherwise provided in this Agreement, and to cause its Parent Corporation, Affiliates, employees, professionals or subcontractors to whom such Information is transmitted to be bound by the same obligation of confidentiality to which the Receiving Party is bound. The Receiving Party shall not communicate Information in any form to any third party without the Disclosing Party's prior written consent, other than for the performance of the Services or as otherwise contemplated by this Agreement. In the event of any violation of this Section 27, the Disclosing Party shall be entitled to seek preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights or remedies to which the Disclosing Party may be entitled. For purposes of this Agreement, Information shall also be deemed to include, without limitation, the confidential and proprietary information of any entity owning all or a majority of the Disclosing Party's outstanding corporate stock or other ownership interests ("**Parent Corporation**") and of any entity a majority or all of whose corporate stock or other ownership interests is owned, directly or indirectly, by the Parent Corporation ("**Affiliate**"), whether such Information is provided to the Receiving Party by the Disclosing Party, the Parent Corporation or any Affiliate.

(b) The foregoing shall not apply to Information that: (i) is or becomes generally available to the public through no wrongful act of the Receiving Party; (ii) the Receiving Party can show by written records in such Party's files that such Information was in the Receiving Party's possession without any confidentiality obligation prior to disclosure by the Disclosing Party (iii) the Receiving Party at any time lawfully obtains from a third party under circumstances permitting its disclosure; (iv) is compelled to be disclosed pursuant to the lawful requirement of a governmental agency or required by operation of law; provided that the Receiving Party shall promptly notify the Disclosing Party of such demand and tender to the Disclosing Party the defense of such demand and assist the Disclosing Party, at Disclosing Party's expense, in obtaining a protective order. Unless the demand shall have been timely limited, quashed or extended, the Receiving Party shall thereafter be entitled to comply with such demand but only to the extent required by law; or (v) the Receiving Party independently develops without reliance upon or use of the Disclosing Party's Information.

(c) The obligations of the Parties as set forth in this Section 27 shall survive the expiration or earlier termination of this Agreement for a period of 2 years.

Section 28. Marketing. Lessee shall not in any manner advertise or publish the fact that it has furnished the Services or contracted with FedEx without the prior written consent of FedEx. Prior to printing and publishing any item or material displaying any of FedEx's logos, trademarks, images, brand related materials or any press release referring to FedEx, Lessee will obtain FedEx's prior written approval of the text, layout and graphics contained in the item, material or press release. Further, all copy for any commercial announcement (e.g., website) will be provided by FedEx or approved by FedEx in advance. If FedEx rejects the proposed item, copy, material or press release, Lessee will make such changes as FedEx desires in its sole discretion, which changes will be subject to the further review and written approval of FedEx.

Section 29. Information Security. Lessee shall implement and maintain security controls and measures necessary to protect FedEx Sensitive Data from unauthorized access, loss,

destruction, disclosure or use. In all events, Lessee shall comply with FedEx's then-current Information Security ("InfoSec") compliance requirements, as may be updated and revised by FedEx from time to time ("InfoSec Compliance Requirements"), which are available at https://www.fedex.com/en-us/trust-center/supplier-requirements.html, or such successor URL as FedEx may provide to Lessee via notice ("InfoSec Compliance Website"). FedEx may update such InfoSec Compliance Requirements, from time to time, and it is the responsibility of Lessee to check, regularly, the InfoSec Compliance Website to ensure Lessee is aware of, and compliant with, the then-current InfoSec Compliance Requirements.

Lessee is also responsible for complying with information security requirements that are specified in any manual, written instructions, hand books, supplier standards, or the like provided by FedEx during the Term of this Agreement which provides guidelines, policies, or procedures for the Lessee in connection with the Services. In the event the language from any manual, written instruction, handbook, supplier standard, or the like conflicts with the InfoSec Compliance Requirements, the InfoSec Compliance Requirements shall control. Terms used in this provision and not otherwise defined in this Agreement have the meaning set forth on the InfoSec Compliance Website.

Section 30 Miscellaneous. (a) Time is of the essence for all purposes under this Agreement.

(b) All section headings and captions used in this Agreement are purely for convenience or reference only, and shall not affect the interpretation of this Agreement.

(c) As a transportation company, FedEx may enter into certain contracts which are governed by federal law (for example, but not limited to, contracts for the carriage of goods). To the extent all or any portion of this Agreement is not governed by federal law, however, this Agreement shall be governed by and construed according to the laws of the State of Tennessee, without regard to any conflict of law provision. In furtherance of each Party's responsibilities under this Agreement, each Party will, and cause its agents and subcontractors to, at all times strictly comply with all applicable United States and local laws, rules and regulations, including without limitation, those concerning foreign corrupt practices and anti-bribery, such as the Foreign Corrupt Practice Act (15 U.S.C. § 78dd-1, et seq.).

(d) In addition to such other rights as FedEx may have, FedEx shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business, or assets of Lessee. Lessee shall promptly notify FedEx in writing of any such change in control of the Lessee.

(e) Each Party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other Party during the Term.

(f) All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement

and the provisions of any exhibit, the provisions of this Agreement shall control. Terms used in an exhibit and also used in this Agreement shall have the same meaning.

(g) Except for FedEx's right to update the Manual upon written notice to Lessee and the ability to remove specific Aircraft, this Agreement shall not be modified except by written agreement signed by both Parties. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

(h) The failure of a Party at any time to require performance by the other Party of any provision of this Agreement shall in no way affect that Party's right to enforce such provision, nor shall the waiver by a Party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

(i) The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied.

(j) Notices given under this Agreement shall be in writing and shall be deemed to have been given and delivered when received, if sent by the United States Mail, certified or registered mail, with postage prepaid and addressed, or sent by way of FedEx Express service to the following addresses or to such other address provided to the other Party by written notification:

If to FedEx:	Federal Express Corporation Feeder Aircraft Operations 2955 Republican Drive Memphis, TN 38118 Attn: Managing Director
With a copy to:	Federal Express Corporation Legal Department 3620 Hacks Cross Rd Building B, 3rd Floor Memphis, TN 38125 Attn: Business Transactions Group, Managing Director
If to Lessee:	Mountain Air Cargo, Inc. Attn: Mike Bandalan 5930 Balsom Ridge Road Denver, NC 28037

(k) This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

(l) The parties acknowledge that they have had the opportunity to be represented in negotiations for the preparation of this Agreement by counsel of their own choosing, and that they have entered into this Agreement voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties or any attorneys, other than those contained within this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

(m) This Agreement constitutes the entire agreement and understanding of the Parties on the subject matter hereof, and, as of the Effective Date, supersedes all prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

(n) This Agreement shall not be valid nor binding upon FedEx unless it shall have been executed by an officer of FedEx. No handwritten changes to this Agreement shall be effective unless initialed by each party and FedEx's attorney. Each Party represents and warrants that (i) it has the authority to execute, deliver and perform this Agreement and its obligations and responsibilities hereunder; and (ii) the performance of such obligations and responsibilities will not result in any breach of any terms or conditions of, or constitute a default under any commitment, agreement, contract, or obligation to which it is a party or by which it is bound.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have made and executed this Agreement as of the Effective Date.

FEDERAL EXPRESS CORPORATION	MOUNTAIN AIR CARGO, INC.
By: [signature]	By: [signature]
Print Name: Bill West, Jr.	Print Name: Mike Bundalen
Title: Vice President, Supplemental Air Ops	Title: CEO / President
Date: 5/6/21	Date: 5/13/21

Approved FedEx Legal
RNA 4.5.21
RNA

#1464882

Approved FedEx Accounting
JRB - 775465
4/29/2021
JB

Exhibit 1

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

CESSNA C208B AIRCRAFT

AIRCRAFT TYPE	AIRCRAFT MANUFACTURER	MANUFACTURER'S SERIAL NUMBER	FAA REGISTRATION #
C208B	Cessna Aircraft Company	208B0440	715FX
C208B	Cessna Aircraft Company	208B0474	729FX
C208B	Cessna Aircraft Company	208B0484	740FX
C208B	Cessna Aircraft Company	208B0238	747FE
C208B	Cessna Aircraft Company	208B0290	792FE
C208B	Cessna Aircraft Company	208B0225	831FE
C208B	Cessna Aircraft Company	208B0158	848FE
C208B	Cessna Aircraft Company	208B0170	853FE
C208B	Cessna Aircraft Company	208B0195	869FE
C208B	Cessna Aircraft Company	208B0205	874FE
C208B	Cessna Aircraft Company	208B0216	887FE
C208B	Cessna Aircraft Company	208B0027	927FE
C208B	Cessna Aircraft Company	208B0056	950FE
C208B	Cessna Aircraft Company	208B0098	973FE
C208B	Cessna Aircraft Company	208B2369	985FX
C208B	Cessna Aircraft Company	208B2377	986FX
C208B	Cessna Aircraft Company	208B2390	987FX
C208B	Cessna Aircraft Company	208B2400	988FX
C208B	Cessna Aircraft Company	208B2403	989FX
C208B	Cessna Aircraft Company	208B2276	990FX
C208B	Cessna Aircraft Company	208B0231	999FE
C208B	Cessna Aircraft Company	208B0184	862FE

C208B	Cessna Aircraft Company	208B0258	764FE
C208B	Cessna Aircraft Company	208B0162	849FE
C208B	Cessna Aircraft Company	208B0203	855FE

ATR42/72 AIRCRAFT

AIRCRAFT TYPE	AIRCRAFT MANUFACTURER	MANUFACTURER'S SERIAL NUMBER	FAA REGISTRATION #
ATR42	Aerospatiale/Aeritalia	280	906FX
ATR42	Aerospatiale/Aeritalia	277	910FX
ATR42	Aerospatiale/Aeritalia	275	909FX
ATR42	Aerospatiale/Aeritalia	262	918FX
ATR42	Aerospatiale/Aeritalia	269	915FX
ATR42	Aerospatiale/Aeritalia	293	914FX
ATR42	Aerospatiale/Aeritalia	286	907FX
ATR42	Aerospatiale/Aeritalia	325	920FX
ATR72	Aerospatiale/Aeritalia	375	806FX
ATR72	Aerospatiale/Aeritalia	336	800FX
ATR72	Aerospatiale	344	802FX
ATR72	Aerospatiale	220	810FX
ATR72	Aerospatiale	283	811FX
ATR72	Aerospatiale	404	812FX
ATR72	Aerospatiale	248	820FX
ATR72	Aerospatiale	370	804FX
ATR72	Aerospatiale	253	821FX

Exhibit 2

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

CERTIFICATE OF AIRCRAFT ACCEPTANCE
AND ACKNOWLEDGEMENT

Mountain Air Cargo, Inc. ("**Lessee**") does hereby accept delivery of _______ Aircraft, Manufacturer's Serial Number ___, Federal Aviation Administration Registration Number _______, together with all fixed equipment, parts, components and accessories installed thereon, including engines, from Federal Express Corporation, and such delivery having been made at _________, at ____(a.m./p.m.) on the ___ day of ________, 20___, in accordance with the Agreement between Lessee and Federal Express Corporation dated as of ________, 2015. Lessee does hereby acknowledge and agree to the following:

(A) the Aircraft is currently certificated by the FAA;

(B) the Aircraft is in good operating order, repair and condition;

(C) FedEx has delivered copies of all documents, manuals and data relating to the Aircraft required to be delivered by FedEx to Lessee under the Agreement;

(D) Lessee is satisfied that the Aircraft is suitable for Lessee to fulfill its obligations under the Agreement;

(E) Lessee has inspected the Aircraft, performed the flight test and all defects have been corrected;

(F) THE AIRCRAFT SHALL BE DELIVERED TO LESSEE AS-IS, WHERE IS. FEDEX SHALL NOT BE DEEMED TO HAVE MADE, AND LESSEE HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS, WARRANTIES AND GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE HEREBY, ON BEHALF OF ITSELF AND ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER LESSEE, IRREVOCABLY AND UNCONDITIONALLY RELEASES AND WAIVES ANY AND ALL CLAIMS AGAINST FEDEX RELATED IN ANY WAY TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF WHATSOEVER AND WHETHER OR NOT ARISING IN TORT OR OCCASIONED BY FEDEX'S NEGLIGENCE. THE FOREGOING RELEASE AND WAIVER SHALL APPLY TO ALL CLAIMS WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING FROM BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE. FEDEX SHALL NOT BE LIABLE TO LESSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO THE AIRCRAFT AND THE TESTS AND INSPECTIONS THEREOF, INCLUDING WITHOUT LIMITATION, DIRECT OR INDIRECT DAMAGES FOR PERSONAL INJURY, DEATH, PROPERTY, LOSS OF USE, LOSS OF REVENUE, LOSS OF PROFIT, LOSS OF OPPORTUNITY, LOSS OF CONTRACT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR OTHER DAMAGES.

MOUNTAIN AIR CARGO, INC.

By: ____________________________

Name: ____________________________
Title: ____________________________
Date: ____________________________

Exhibit 3

To That Certain

Aircraft Dry Lease and Services Agreement

Between
Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

MONTHLY RENT

Lessee shall pay to FedEx monthly rent (the "Monthly Rent") of $48,000 per month for each ATR72 or ATR42 Aircraft and $5,000 per month for each Cessna C208B Aircraft.

Exhibit 4

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

ADMINISTRATIVE FEES

Subject to adjustments as set forth below, FedEx will pay Lessee an Administrative Fee of $114,650 per month for each ATR72 or ATR42 Aircraft and $25,249 per month for each Cessna C208B, in Lessee's possession on the first day of such month. No Administrative Fee will be paid for Aircraft not in the Lessee's possession on the first day of a month.

The foregoing Administrative Fee will be adjusted as follows in each event:

increase by $2,500 per month for an ATR 72 or ATR42 Aircraft, and $850 per month for a Cessna C208B Aircraft, while it is routinely and substantially operated beyond the international borders of the United States of America;

increase by $2,500 per month for an ATR72 or ATR42 Aircraft, and $400 per month for a Cessna C208B Aircraft, while it is flown on a scheduled 'By-Pass and Bleed-Off' (BABO) or Weekend route. "BABO" shall mean occasions where an aircraft is double-turned during the normal weekly schedule to fly into a regional hub sort facility in addition to a trunk-to-feeder city route. "Weekend route" shall mean a route that is flown in the Saturday PM to Monday AM timeframe;

decrease by $20,000 per month for each ATR72 or ATR 42 Aircraft, and $10,000 per month for a Cessna C208B Aircraft, while it is maintained in an airworthy and 'soft parked' status. If unable to crew aircraft, it will be moved to 'hard parked' status;

Decrease to $400 per month for an Aircraft while it is maintained in long term storage 'hard parked'. Aircraft maintenance should be billed at the agreed upon labor rate. The aircraft will be kept ready by Lessee for FedEx to either move, dispose of, or sell.

Exhibit 5

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

REIMBURSABLES

FedEx will reimburse Lessee for expenses directly related to the maintenance and operation of the Aircraft as specifically identified in this Agreement or the Manual or otherwise authorized by FedEx (the "**Reimbursables**"). Unless otherwise specifically agreed in writing by FedEx in advance in each case, FedEx will not reimburse Lessee for expenses incurred in carrying out Lessee's day-to-day activities that are not directly related to the maintenance and operation of the Aircraft.

Specific expenses for which FedEx will not reimburse Lessee, unless otherwise specifically agreed in writing by FedEx in advance in each case, include, but are not limited to:

- Management and administrative personnel salary and benefits,
- Management and administrative personnel travel expenses,
- Pilot supplies including Jeppesen charts and uniforms,
- Dispatch operations,
- Clerical support,
- Employee recruiting and screening,
- Drug and alcohol screening/testing, including pre-employment screenings,
- Eye tests (including NDT certification tests)
- Facilities (e.g. rent and maintenance),
- Office furniture/equipment/supplies,
- Communications,
- Insurance premiums,
- Legal, accounting, or banking fees,
- Security deposits (facilities, airports, letters of credit, and other third parties),

- Interest payments,
- Utility fees,
- Business licenses,
- Income taxes,
- Postage fees for paperwork (not parts), and
- Vendor cash discounts allowed, but not taken.

Each month, Lessee will include in its invoice to FedEx an itemized list of Lessee's reasonable and actual documented Reimbursables. FedEx must pre-approve any costs that are not part of the Reimbursables.

Lessee will submit the Reimbursables to FedEx within thirty (30) days of the Reimbursables being incurred or, if the Reimbursable relates to goods or services provided by a third party, within thirty (30) days of receipt of an invoice for such goods or services from the third party.

Exhibit 6

To That Certain

Aircraft Dry Lease and Services Agreement

Between

Mountain Air Cargo, Inc.
("**Lessee**")

and

Federal Express Corporation
("**FedEx**")

Dated June 1, 2021

MAINTENANCE FEE

FedEx will pay Lessee a Maintenance Fee, calculated as follows:

A fixed base monthly component plus an hourly component equal to the number of hours spent by Lessee performing Maintenance in the prior month multiplied by the Maintenance Labor Rate.

The Maintenance Labor Rate is $63 per hour.

Lessee will include in its invoice to FedEx an itemized list of the Maintenance performed, including sequenced work order numbers, and hours required to complete each item of Maintenance.

EXHIBIT 7

to that certain

AIRCRAFT DRY LEASE AND SERVICES AGREEMENT

Between

Mountain Air Cargo, Inc.

and

Federal Express Corporation ("**FedEx**")
Dated as of June 1, 2021

RELIABILITY BONUS:
Subject to Section 11 of this Agreement, Lessee's on-time departure rate shall be measured and reported to FedEx during each calendar month period beginning at the commencement of the Term of this Agreement and continuing throughout the Term so that FedEx can calculate the applicable annual Reliability Bonus in accordance with the terms of this Agreement. The tables for the Reliability Bonus are set out below with one table for each Year of the Term of this Agreement.

a) Payment of any Reliability Bonus earned by Lessee during a given annual period pursuant to the terms of this Agreement shall be delivered via electronic funds transfer to Lessee on the Friday next following the week that FedEx receives proper documentation from Lessee covering any such annual period for which such Reliability Bonus payment is being sought, subject to the terms and conditions of the Agreement;

b) In order to be eligible for the Reliability Bonus, the Lessee must achieve a zero preventable aircraft accident rate for the annual period;

c) The Reliability Bonus will be reduced by 10% for each accountable aircraft strike during the annual period;

d) The Reliability Bonus shall be calculated using the System Reliability Index (DRI-0), which is the index of the actual legs not delayed or cancelled as a result of crew, deice, fuel, GSE, or maintenance delay.

e) The ATR72-600F shall be excluded from the Reliability Bonus until Fiscal Year 2023, which begins on June 1, 2022.

RELIABILITY BONUS TABLES:

Year 1 C208 Reliability Bonus	
Rate (%)	**Bonus ($)**
99.70	0
99.71	30,000
99.72	32,414
99.73	34,828
99.74	37,241

99.75	39,655
99.76	42,069
99.77	44,483
99.78	46,897
99.79	49,310
99.80	51,724
99.81	54,138
99.82	56,552
99.83	58,966
99.84	61,379
99.85	63,793
99.86	66,207
99.87	68,621
99.88	71,034
99.89	73,448
99.90	75,862
99.91	78,276
99.92	80,690
99.93	83,103
99.94	85,517
99.95	87,931
99.96	90,345
99.97	92,759
99.98	95,172
99.99	97,586
100.00	100,000

Year 2 C208 Reliability Bonus

Rate (%)	Bonus ($)
99.70	0
99.71	30,900
99.72	33,386
99.73	35,872
99.74	38,359
99.75	40,845
99.76	43,331
99.77	45,817
99.78	48,303
99.79	50,790
99.80	53,276
99.81	55,762
99.82	58,248

99.83	60,734
99.84	63,221
99.85	65,707
99.86	68,193
99.87	70,679
99.88	73,166
99.89	75,652
99.90	78,138
99.91	80,624
99.92	83,110
99.93	85,597
99.94	88,083
99.95	90,569
99.96	93,055
99.97	95,541
99.98	98,028
99.99	100,514
100.00	103,000

Year 3 C208 Reliability Bonus

Rate (%)	Bonus ($)
99.70	0
99.71	31,827
99.72	34,388
99.73	36,949
99.74	39,509
99.75	42,070
99.76	44,631
99.77	47,192
99.78	49,753
99.79	52,313
99.80	54,874
99.81	57,435
99.82	59,996
99.83	62,557
99.84	65,117
99.85	67,678
99.86	70,239
99.87	72,800
99.88	75,360
99.89	77,921
99.90	80,482

99.91	83,043
99.92	85,604
99.93	88,164
99.94	90,725
99.95	93,286
99.96	95,847
99.97	98,408
99.98	100,968
99.99	103,529
100.00	106,090

Year 4 C208 Reliability Bonus	
Rate (%)	**Bonus ($)**
99.70	0
99.71	32,782
99.72	35,419
99.73	38,057
99.74	40,695
99.75	43,332
99.76	45,970
99.77	48,608
99.78	51,245
99.79	53,883
99.80	56,520
99.81	59,158
99.82	61,796
99.83	64,433
99.84	67,071
99.85	69,708
99.86	72,346
99.87	74,984
99.88	77,621
99.89	80,259
99.90	82,897
99.91	85,534
99.92	88,172
99.93	90,809
99.94	93,447
99.95	96,085
99.96	98,722
99.97	101,360
99.98	103,997

99.99	106,635
100.00	109,273

Year 5 C208 Reliability Bonus	
Rate (%)	**Bonus ($)**
99.70	0
99.71	33,765
99.72	36,482
99.73	39,199
99.74	41,916
99.75	44,632
99.76	47,349
99.77	50,066
99.78	52,782
99.79	55,499
99.80	58,216
99.81	60,933
99.82	63,649
99.83	66,366
99.84	69,083
99.85	71,800
99.86	74,516
99.87	77,233
99.88	79,950
99.89	82,667
99.90	85,383
99.91	88,100
99.92	90,817
99.93	93,534
99.94	96,250
99.95	98,967
99.96	101,684
99.97	104,401
99.98	107,117
99.99	109,834
100.00	112,551

Year 1 ATR42 Reliability Bonus

Rate (%)	Bonus ($)	Rate (%)	Bonus ($)	Rate (%)	Bonus ($)
98.81	0	99.26	74,746	99.71	120,508
98.82	30,000	99.27	75,763	99.72	121,525
98.83	31,017	99.28	76,780	99.73	122,542
98.84	32,034	99.29	77,797	99.74	123,559
98.85	33,051	99.30	78,814	99.75	124,576
98.86	34,068	99.31	79,831	99.76	125,593
98.87	35,085	99.32	80,847	99.77	126,610
98.88	36,102	99.33	81,864	99.78	127,627
98.89	37,119	99.34	82,881	99.79	128,644
98.90	38,136	99.35	83,898	99.80	129,661
98.91	39,153	99.36	84,915	99.81	130,678
98.92	40,169	99.37	85,932	99.82	131,695
98.93	41,186	99.38	86,949	99.83	132,712
98.94	42,203	99.39	87,966	99.84	133,729
98.95	43,220	99.40	88,983	99.85	134,746
98.96	44,237	99.41	90,000	99.86	135,763
98.97	45,254	99.42	91,017	99.87	136,780
98.98	46,271	99.43	92,034	99.88	137,797
98.99	47,288	99.44	93,051	99.89	138,814
99.00	48,305	99.45	94,068	99.90	139,831
99.01	49,322	99.46	95,085	99.91	140,847
99.02	50,339	99.47	96,102	99.92	141,864
99.03	51,356	99.48	97,119	99.93	142,881
99.04	52,373	99.49	98,136	99.94	143,898
99.05	53,390	99.50	99,153	99.95	144,915
99.06	54,407	99.51	100,169	99.96	145,932
99.07	55,424	99.52	101,186	99.97	146,949
99.08	56,441	99.53	102,203	99.98	147,966
99.09	57,458	99.54	103,220	99.99	148,983
99.10	58,475	99.55	104,237	100.00	150,000
99.11	59,492	99.56	105,254		
99.12	60,508	99.57	106,271		
99.13	61,525	99.58	107,288		
99.14	62,542	99.59	108,305		
99.15	63,559	99.60	109,322		
99.16	64,576	99.61	110,339		
99.17	65,593	99.62	111,356		
99.18	66,610	99.63	112,373		
99.19	67,627	99.64	113,390		
99.20	68,644	99.65	114,407		
99.21	69,661	99.66	115,424		
99.22	70,678	99.67	116,441		
99.23	71,695	99.68	117,458		
99.24	72,712	99.69	118,475		
99.25	73,729	99.70	119,492		

Year 2 ATR42 Reliability Bonus

Rate (%)	Bonus ($)	Rate (%)	Bonus ($)	Rate (%)	Bonus ($)
98.81	0	99.26	76,988	99.71	124,124
98.82	30,900	99.27	78,036	99.72	125,171
98.83	31,947	99.28	79,083	99.73	126,219
98.84	32,995	99.29	80,131	99.74	127,266
98.85	34,042	99.30	81,178	99.75	128,314
98.86	35,090	99.31	82,225	99.76	129,361
98.87	36,137	99.32	83,273	99.77	130,408
98.88	37,185	99.33	84,320	99.78	131,456
98.89	38,232	99.34	85,368	99.79	132,503
98.90	39,280	99.35	86,415	99.80	133,551
98.91	40,327	99.36	87,463	99.81	134,598
98.92	41,375	99.37	88,510	99.82	135,646
98.93	42,422	99.38	89,558	99.83	136,693
98.94	43,469	99.39	90,605	99.84	137,741
98.95	44,517	99.40	91,653	99.85	138,788
98.96	45,564	99.41	92,700	99.86	139,836
98.97	46,612	99.42	93,747	99.87	140,883
98.98	47,659	99.43	94,795	99.88	141,931
98.99	48,707	99.44	95,842	99.89	142,978
99.00	49,754	99.45	96,890	99.90	144,025
99.01	50,802	99.46	97,937	99.91	145,073
99.02	51,849	99.47	98,985	99.92	146,120
99.03	52,897	99.48	100,032	99.93	147,168
99.04	53,944	99.49	101,080	99.94	148,215
99.05	54,992	99.50	102,127	99.95	149,263
99.06	56,039	99.51	103,175	99.96	150,310
99.07	57,086	99.52	104,222	99.97	151,358
99.08	58,134	99.53	105,269	99.98	152,405
99.09	59,181	99.54	106,317	99.99	153,453
99.10	60,229	99.55	107,364	100.00	154,500
99.11	61,276	99.56	108,412		
99.12	62,324	99.57	109,459		
99.13	63,371	99.58	110,507		
99.14	64,419	99.59	111,554		
99.15	65,466	99.60	112,602		
99.16	66,514	99.61	113,649		
99.17	67,561	99.62	114,697		
99.18	68,608	99.63	115,744		
99.19	69,656	99.64	116,792		
99.20	70,703	99.65	117,839		
99.21	71,751	99.66	118,886		
99.22	72,798	99.67	119,934		
99.23	73,846	99.68	120,981		
99.24	74,893	99.69	122,029		
99.25	75,941	99.70	123,076		

Year 3 ATR42 Reliability Bonus

Rate (%)	Bonus ($)	Rate (%)	Bonus ($)	Rate (%)	Bonus ($)
98.81	0	99.26	79,298	99.71	127,847
98.82	31,827	99.27	80,377	99.72	128,926
98.83	32,906	99.28	81,456	99.73	130,005
98.84	33,985	99.29	82,534	99.74	131,084
98.85	35,064	99.30	83,613	99.75	132,163
98.86	36,143	99.31	84,692	99.76	133,242
98.87	37,221	99.32	85,771	99.77	134,321
98.88	38,300	99.33	86,850	99.78	135,400
98.89	39,379	99.34	87,929	99.79	136,478
98.90	40,458	99.35	89,008	99.80	137,557
98.91	41,537	99.36	90,087	99.81	138,636
98.92	42,616	99.37	91,165	99.82	139,715
98.93	43,695	99.38	92,244	99.83	140,794
98.94	44,774	99.39	93,323	99.84	141,873
98.95	45,852	99.40	94,402	99.85	142,952
98.96	46,931	99.41	95,481	99.86	144,031
98.97	48,010	99.42	96,560	99.87	145,110
98.98	49,089	99.43	97,639	99.88	146,188
98.99	50,168	99.44	98,718	99.89	147,267
99.00	51,247	99.45	99,797	99.90	148,346
99.01	52,326	99.46	100,875	99.91	149,425
99.02	53,405	99.47	101,954	99.92	150,504
99.03	54,484	99.48	103,033	99.93	151,583
99.04	55,562	99.49	104,112	99.94	152,662
99.05	56,641	99.50	105,191	99.95	153,741
99.06	57,720	99.51	106,270	99.96	154,819
99.07	58,799	99.52	107,349	99.97	155,898
99.08	59,878	99.53	108,428	99.98	156,977
99.09	60,957	99.54	109,506	99.99	158,056
99.10	62,036	99.55	110,585	100.00	159,135
99.11	63,115	99.56	111,664		
99.12	64,193	99.57	112,743		
99.13	65,272	99.58	113,822		
99.14	66,351	99.59	114,901		
99.15	67,430	99.60	115,980		
99.16	68,509	99.61	117,059		
99.17	69,588	99.62	118,138		
99.18	70,667	99.63	119,216		
99.19	71,746	99.64	120,295		
99.20	72,824	99.65	121,374		
99.21	73,903	99.66	122,453		
99.22	74,982	99.67	123,532		
99.23	76,061	99.68	124,611		
99.24	77,140	99.69	125,690		
99.25	78,219	99.70	126,769		

Year 4 ATR42 Reliability Bonus

Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)
98.81	0	99.26	81,677	99.71	131,683
98.82	32,782	99.27	82,788	99.72	132,794
98.83	33,893	99.28	83,899	99.73	133,905
98.84	35,004	99.29	85,010	99.74	135,017
98.85	36,116	99.30	86,122	99.75	136,128
98.86	37,227	99.31	87,233	99.76	137,239
98.87	38,338	99.32	88,344	99.77	138,350
98.88	39,449	99.33	89,455	99.78	139,462
98.89	40,561	99.34	90,567	99.79	140,573
98.90	41,672	99.35	91,678	99.80	141,684
98.91	42,783	99.36	92,789	99.81	142,795
98.92	43,894	99.37	93,900	99.82	143,907
98.93	45,006	99.38	95,012	99.83	145,018
98.94	46,117	99.39	96,123	99.84	146,129
98.95	47,228	99.40	97,234	99.85	147,240
98.96	48,339	99.41	98,345	99.86	148,352
98.97	49,451	99.42	99,457	99.87	149,463
98.98	50,562	99.43	100,568	99.88	150,574
98.99	51,673	99.44	101,679	99.89	151,685
99.00	52,784	99.45	102,790	99.90	152,797
99.01	53,896	99.46	103,902	99.91	153,908
99.02	55,007	99.47	105,013	99.92	155,019
99.03	56,118	99.48	106,124	99.93	156,130
99.04	57,229	99.49	107,235	99.94	157,242
99.05	58,341	99.50	108,347	99.95	158,353
99.06	59,452	99.51	109,458	99.96	159,464
99.07	60,563	99.52	110,569	99.97	160,575
99.08	61,674	99.53	111,680	99.98	161,687
99.09	62,786	99.54	112,792	99.99	162,798
99.10	63,897	99.55	113,903	100.00	163,909
99.11	65,008	99.56	115,014		
99.12	66,119	99.57	116,125		
99.13	67,230	99.58	117,237		
99.14	68,342	99.59	118,348		
99.15	69,453	99.60	119,459		
99.16	70,564	99.61	120,570		
99.17	71,675	99.62	121,682		
99.18	72,787	99.63	122,793		
99.19	73,898	99.64	123,904		
99.20	75,009	99.65	125,015		
99.21	76,120	99.66	126,127		
99.22	77,232	99.67	127,238		
99.23	78,343	99.68	128,349		
99.24	79,454	99.69	129,460		
99.25	80,565	99.70	130,572		

Year 5 ATR42 Reliability Bonus

Rate (%)	Bonus ($)	Rate (%)	Bonus ($)	Rate (%)	Bonus ($)
98.81	0	99.26	84,127	99.71	135,633
98.82	33,765	99.27	85,272	99.72	136,778
98.83	34,910	99.28	86,416	99.73	137,923
98.84	36,054	99.29	87,561	99.74	139,067
98.85	37,199	99.30	88,705	99.75	140,212
98.86	38,344	99.31	89,850	99.76	141,356
98.87	39,488	99.32	90,995	99.77	142,501
98.88	40,633	99.33	92,139	99.78	143,645
98.89	41,777	99.34	93,284	99.79	144,790
98.90	42,922	99.35	94,428	99.80	145,935
98.91	44,067	99.36	95,573	99.81	147,079
98.92	45,211	99.37	96,717	99.82	148,224
98.93	46,356	99.38	97,862	99.83	149,368
98.94	47,500	99.39	99,007	99.84	150,513
98.95	48,645	99.40	100,151	99.85	151,658
98.96	49,789	99.41	101,296	99.86	152,802
98.97	50,934	99.42	102,440	99.87	153,947
98.98	52,079	99.43	103,585	99.88	155,091
98.99	53,223	99.44	104,730	99.89	156,236
99.00	54,368	99.45	105,874	99.90	157,380
99.01	55,512	99.46	107,019	99.91	158,525
99.02	56,657	99.47	108,163	99.92	159,670
99.03	57,802	99.48	109,308	99.93	160,814
99.04	58,946	99.49	110,452	99.94	161,959
99.05	60,091	99.50	111,597	99.95	163,103
99.06	61,235	99.51	112,742	99.96	164,248
99.07	62,380	99.52	113,886	99.97	165,393
99.08	63,524	99.53	115,031	99.98	166,537
99.09	64,669	99.54	116,175	99.99	167,682
99.10	65,814	99.55	117,320	100.00	168,826
99.11	66,958	99.56	118,465		
99.12	68,103	99.57	119,609		
99.13	69,247	99.58	120,754		
99.14	70,392	99.59	121,898		
99.15	71,537	99.60	123,043		
99.16	72,681	99.61	124,187		
99.17	73,826	99.62	125,332		
99.18	74,970	99.63	126,477		
99.19	76,115	99.64	127,621		
99.20	77,260	99.65	128,766		
99.21	78,404	99.66	129,910		
99.22	79,549	99.67	131,055		
99.23	80,693	99.68	132,200		
99.24	81,838	99.69	133,344		
99.25	82,982	99.70	134,489		

Year 1 ATR72 Reliability Bonus

Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)
97.20	0	97.65	72,581	98.10	116,129	98.55	159,677	99.00	203,226	99.45	246,774
97.21	30,000	97.66	73,548	98.11	117,097	98.56	160,645	99.01	204,194	99.46	247,742
97.22	30,968	97.67	74,516	98.12	118,065	98.57	161,613	99.02	205,161	99.47	248,710
97.23	31,935	97.68	75,484	98.13	119,032	98.58	162,581	99.03	206,129	99.48	249,677
97.24	32,903	97.69	76,452	98.14	120,000	98.59	163,548	99.04	207,097	99.49	250,645
97.25	33,871	97.70	77,419	98.15	120,968	98.60	164,516	99.05	208,065	99.50	251,613
97.26	34,839	97.71	78,387	98.16	121,935	98.61	165,484	99.06	209,032	99.51	252,581
97.27	35,806	97.72	79,355	98.17	122,903	98.62	166,452	99.07	210,000	99.52	253,548
97.28	36,774	97.73	80,323	98.18	123,871	98.63	167,419	99.08	210,968	99.53	254,516
97.29	37,742	97.74	81,290	98.19	124,839	98.64	168,387	99.09	211,935	99.54	255,484
97.30	38,710	97.75	82,258	98.20	125,806	98.65	169,355	99.10	212,903	99.55	256,452
97.31	39,677	97.76	83,226	98.21	126,774	98.66	170,323	99.11	213,871	99.56	257,419
97.32	40,645	97.77	84,194	98.22	127,742	98.67	171,290	99.12	214,839	99.57	258,387
97.33	41,613	97.78	85,161	98.23	128,710	98.68	172,258	99.13	215,806	99.58	259,355
97.34	42,581	97.79	86,129	98.24	129,677	98.69	173,226	99.14	216,774	99.59	260,323
97.35	43,548	97.80	87,097	98.25	130,645	98.70	174,194	99.15	217,742	99.60	261,290
97.36	44,516	97.81	88,065	98.26	131,613	98.71	175,161	99.16	218,710	99.61	262,258
97.37	45,484	97.82	89,032	98.27	132,581	98.72	176,129	99.17	219,677	99.62	263,226
97.38	46,452	97.83	90,000	98.28	133,548	98.73	177,097	99.18	220,645	99.63	264,194
97.39	47,419	97.84	90,968	98.29	134,516	98.74	178,065	99.19	221,613	99.64	265,161
97.40	48,387	97.85	91,935	98.30	135,484	98.75	179,032	99.20	222,581	99.65	266,129
97.41	49,355	97.86	92,903	98.31	136,452	98.76	180,000	99.21	223,548	99.66	267,097
97.42	50,323	97.87	93,871	98.32	137,419	98.77	180,968	99.22	224,516	99.67	268,065
97.43	51,290	97.88	94,839	98.33	138,387	98.78	181,935	99.23	225,484	99.68	269,032
97.44	52,258	97.89	95,806	98.34	139,355	98.79	182,903	99.24	226,452	99.69	270,000
97.45	53,226	97.90	96,774	98.35	140,323	98.80	183,871	99.25	227,419	99.70	270,968
97.46	54,194	97.91	97,742	98.36	141,290	98.81	184,839	99.26	228,387	99.71	271,935
97.47	55,161	97.92	98,710	98.37	142,258	98.82	185,806	99.27	229,355	99.72	272,903
97.48	56,129	97.93	99,677	98.38	143,226	98.83	186,774	99.28	230,323	99.73	273,871
97.49	57,097	97.94	100,645	98.39	144,194	98.84	187,742	99.29	231,290	99.74	274,839
97.50	58,065	97.95	101,613	98.40	145,161	98.85	188,710	99.30	232,258	99.75	275,806
97.51	59,032	97.96	102,581	98.41	146,129	98.86	189,677	99.31	233,226	99.76	276,774
97.52	60,000	97.97	103,548	98.42	147,097	98.87	190,645	99.32	234,194	99.77	277,742
97.53	60,968	97.98	104,516	98.43	148,065	98.88	191,613	99.33	235,161	99.78	278,710
97.54	61,935	97.99	105,484	98.44	149,032	98.89	192,581	99.34	236,129	99.79	279,677
97.55	62,903	98.00	106,452	98.45	150,000	98.90	193,548	99.35	237,097	99.80	280,645
97.56	63,871	98.01	107,419	98.46	150,968	98.91	194,516	99.36	238,065	99.81	281,613
97.57	64,839	98.02	108,387	98.47	151,935	98.92	195,484	99.37	239,032	99.82	282,581
97.58	65,806	98.03	109,355	98.48	152,903	98.93	196,452	99.38	240,000	99.83	283,548
97.59	66,774	98.04	110,323	98.49	153,871	98.94	197,419	99.39	240,968	99.84	284,516
97.60	67,742	98.05	111,290	98.50	154,839	98.95	198,387	99.40	241,935	99.85	285,484
97.61	68,710	98.06	112,258	98.51	155,806	98.96	199,355	99.41	242,903	99.86	286,452
97.62	69,677	98.07	113,226	98.52	156,774	98.97	200,323	99.42	243,871	99.87	287,419
97.63	70,645	98.08	114,194	98.53	157,742	98.98	201,290	99.43	244,839	99.88	288,387
97.64	71,613	98.09	115,161	98.54	158,710	98.99	202,258	99.44	245,806	99.89	289,355
										99.90	290,323
										99.91	291,290
										99.92	292,258
										99.93	293,226
										99.94	294,194
										99.95	295,161
										99.96	296,129
										99.97	297,097
										99.98	298,065
										99.99	299,032
										100.00	300,000

Year 2 ATR72 Reliability Bonus

Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)
97.20	0	97.65	74,758	98.10	119,613	98.55	164,468	99.00	209,323	99.45	254,177
97.21	30,900	97.66	75,755	98.11	120,610	98.56	165,465	99.01	210,319	99.46	255,174
97.22	31,897	97.67	76,752	98.12	121,606	98.57	166,461	99.02	211,316	99.47	256,171
97.23	32,894	97.68	77,748	98.13	122,603	98.58	167,458	99.03	212,313	99.48	257,168
97.24	33,890	97.69	78,745	98.14	123,600	98.59	168,455	99.04	213,310	99.49	258,165
97.25	34,887	97.70	79,742	98.15	124,597	98.60	169,452	99.05	214,306	99.50	259,161
97.26	35,884	97.71	80,739	98.16	125,594	98.61	170,448	99.06	215,303	99.51	260,158
97.27	36,881	97.72	81,735	98.17	126,590	98.62	171,445	99.07	216,300	99.52	261,155
97.28	37,877	97.73	82,732	98.18	127,587	98.63	172,442	99.08	217,297	99.53	262,152
97.29	38,874	97.74	83,729	98.19	128,584	98.64	173,439	99.09	218,294	99.54	263,148
97.30	39,871	97.75	84,726	98.20	129,581	98.65	174,435	99.10	219,290	99.55	264,145
97.31	40,868	97.76	85,723	98.21	130,577	98.66	175,432	99.11	220,287	99.56	265,142
97.32	41,865	97.77	86,719	98.22	131,574	98.67	176,429	99.12	221,284	99.57	266,139
97.33	42,861	97.78	87,716	98.23	132,571	98.68	177,426	99.13	222,281	99.58	267,135
97.34	43,858	97.79	88,713	98.24	133,568	98.69	178,423	99.14	223,277	99.59	268,132
97.35	44,855	97.80	89,710	98.25	134,565	98.70	179,419	99.15	224,274	99.60	269,129
97.36	45,852	97.81	90,706	98.26	135,561	98.71	180,416	99.16	225,271	99.61	270,126
97.37	46,848	97.82	91,703	98.27	136,558	98.72	181,413	99.17	226,268	99.62	271,123
97.38	47,845	97.83	92,700	98.28	137,555	98.73	182,410	99.18	227,265	99.63	272,119
97.39	48,842	97.84	93,697	98.29	138,552	98.74	183,406	99.19	228,261	99.64	273,116
97.40	49,839	97.85	94,694	98.30	139,548	98.75	184,403	99.20	229,258	99.65	274,113
97.41	50,835	97.86	95,690	98.31	140,545	98.76	185,400	99.21	230,255	99.66	275,110
97.42	51,832	97.87	96,687	98.32	141,542	98.77	186,397	99.22	231,252	99.67	276,106
97.43	52,829	97.88	97,684	98.33	142,539	98.78	187,394	99.23	232,248	99.68	277,103
97.44	53,826	97.89	98,681	98.34	143,535	98.79	188,390	99.24	233,245	99.69	278,100
97.45	54,823	97.90	99,677	98.35	144,532	98.80	189,387	99.25	234,242	99.70	279,097
97.46	55,819	97.91	100,674	98.36	145,529	98.81	190,384	99.26	235,239	99.71	280,094
97.47	56,816	97.92	101,671	98.37	146,526	98.82	191,381	99.27	236,235	99.72	281,090
97.48	57,813	97.93	102,668	98.38	147,523	98.83	192,377	99.28	237,232	99.73	282,087
97.49	58,810	97.94	103,665	98.39	148,519	98.84	193,374	99.29	238,229	99.74	283,084
97.50	59,806	97.95	104,661	98.40	149,516	98.85	194,371	99.30	239,226	99.75	284,081
97.51	60,803	97.96	105,658	98.41	150,513	98.86	195,368	99.31	240,223	99.76	285,077
97.52	61,800	97.97	106,655	98.42	151,510	98.87	196,365	99.32	241,219	99.77	286,074
97.53	62,797	97.98	107,652	98.43	152,506	98.88	197,361	99.33	242,216	99.78	287,071
97.54	63,794	97.99	108,648	98.44	153,503	98.89	198,358	99.34	243,213	99.79	288,068
97.55	64,790	98.00	109,645	98.45	154,500	98.90	199,355	99.35	244,210	99.80	289,065
97.56	65,787	98.01	110,642	98.46	155,497	98.91	200,352	99.36	245,206	99.81	290,061
97.57	66,784	98.02	111,639	98.47	156,494	98.92	201,348	99.37	246,203	99.82	291,058
97.58	67,781	98.03	112,635	98.48	157,490	98.93	202,345	99.38	247,200	99.83	292,055
97.59	68,777	98.04	113,632	98.49	158,487	98.94	203,342	99.39	248,197	99.84	293,052
97.60	69,774	98.05	114,629	98.50	159,484	98.95	204,339	99.40	249,194	99.85	294,048
97.61	70,771	98.06	115,626	98.51	160,481	98.96	205,335	99.41	250,190	99.86	295,045
97.62	71,768	98.07	116,623	98.52	161,477	98.97	206,332	99.42	251,187	99.87	296,042
97.63	72,765	98.08	117,619	98.53	162,474	98.98	207,329	99.43	252,184	99.88	297,039
97.64	73,761	98.09	118,616	98.54	163,471	98.99	208,326	99.44	253,181	99.89	298,035
										99.90	299,032
										99.91	300,029
										99.92	301,026
										99.93	302,023
										99.94	303,019
										99.95	304,016
										99.96	305,013
										99.97	306,010
										99.98	307,006
										99.99	308,003
										100.00	309,000

Year 3 ATR72 Reliability Bonus

Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($
97.20	0	97.65	77,001	98.10	123,201	98.55	169,402	99.00	215,602	99.45	261,803
97.21	31,827	97.66	78,027	98.11	124,228	98.56	170,428	99.01	216,629	99.46	262,829
97.22	32,854	97.67	79,054	98.12	125,255	98.57	171,455	99.02	217,656	99.47	263,856
97.23	33,880	97.68	80,081	98.13	126,281	98.58	172,482	99.03	218,682	99.48	264,883
97.24	34,907	97.69	81,108	98.14	127,308	98.59	173,508	99.04	219,709	99.49	265,909
97.25	35,934	97.70	82,134	98.15	128,335	98.60	174,535	99.05	220,736	99.50	266,936
97.26	36,960	97.71	83,161	98.16	129,361	98.61	175,562	99.06	221,762	99.51	267,963
97.27	37,987	97.72	84,188	98.17	130,388	98.62	176,589	99.07	222,789	99.52	268,989
97.28	39,014	97.73	85,214	98.18	131,415	98.63	177,615	99.08	223,816	99.53	270,016
97.29	40,040	97.74	86,241	98.19	132,441	98.64	178,642	99.09	224,842	99.54	271,043
97.30	41,067	97.75	87,268	98.20	133,468	98.65	179,669	99.10	225,869	99.55	272,070
97.31	42,094	97.76	88,294	98.21	134,495	98.66	180,695	99.11	226,896	99.56	273,096
97.32	43,120	97.77	89,321	98.22	135,521	98.67	181,722	99.12	227,922	99.57	274,123
97.33	44,147	97.78	90,348	98.23	136,548	98.68	182,749	99.13	228,949	99.58	275,150
97.34	45,174	97.79	91,374	98.24	137,575	98.69	183,775	99.14	229,976	99.59	276,176
97.35	46,200	97.80	92,401	98.25	138,601	98.70	184,802	99.15	231,002	99.60	277,203
97.36	47,227	97.81	93,428	98.26	139,628	98.71	185,829	99.16	232,029	99.61	278,230
97.37	48,254	97.82	94,454	98.27	140,655	98.72	186,855	99.17	233,056	99.62	279,256
97.38	49,281	97.83	95,481	98.28	141,681	98.73	187,882	99.18	234,082	99.63	280,283
97.39	50,307	97.84	96,508	98.29	142,708	98.74	188,909	99.19	235,109	99.64	281,310
97.40	51,334	97.85	97,534	98.30	143,735	98.75	189,935	99.20	236,136	99.65	282,336
97.41	52,361	97.86	98,561	98.31	144,762	98.76	190,962	99.21	237,162	99.66	283,363
97.42	53,387	97.87	99,588	98.32	145,788	98.77	191,989	99.22	238,189	99.67	284,390
97.43	54,414	97.88	100,614	98.33	146,815	98.78	193,015	99.23	239,216	99.68	285,416
97.44	55,441	97.89	101,641	98.34	147,842	98.79	194,042	99.24	240,243	99.69	286,443
97.45	56,467	97.90	102,668	98.35	148,868	98.80	195,069	99.25	241,269	99.70	287,470
97.46	57,494	97.91	103,694	98.36	149,895	98.81	196,095	99.26	242,296	99.71	288,496
97.47	58,521	97.92	104,721	98.37	150,922	98.82	197,122	99.27	243,323	99.72	289,523
97.48	59,547	97.93	105,748	98.38	151,948	98.83	198,149	99.28	244,349	99.73	290,550
97.49	60,574	97.94	106,774	98.39	152,975	98.84	199,175	99.29	245,376	99.74	291,576
97.50	61,601	97.95	107,801	98.40	154,002	98.85	200,202	99.30	246,403	99.75	292,603
97.51	62,627	97.96	108,828	98.41	155,028	98.86	201,229	99.31	247,429	99.76	293,630
97.52	63,654	97.97	109,854	98.42	156,055	98.87	202,255	99.32	248,456	99.77	294,656
97.53	64,681	97.98	110,881	98.43	157,082	98.88	203,282	99.33	249,483	99.78	295,683
97.54	65,707	97.99	111,908	98.44	158,108	98.89	204,309	99.34	250,509	99.79	296,710
97.55	66,734	98.00	112,935	98.45	159,135	98.90	205,335	99.35	251,536	99.80	297,736
97.56	67,761	98.01	113,961	98.46	160,162	98.91	206,362	99.36	252,563	99.81	298,763
97.57	68,787	98.02	114,988	98.47	161,188	98.92	207,389	99.37	253,589	99.82	299,790
97.58	69,814	98.03	116,015	98.48	162,215	98.93	208,416	99.38	254,616	99.83	300,816
97.59	70,841	98.04	117,041	98.49	163,242	98.94	209,442	99.39	255,643	99.84	301,843
97.60	71,867	98.05	118,068	98.50	164,268	98.95	210,469	99.40	256,669	99.85	302,870
97.61	72,894	98.06	119,095	98.51	165,295	98.96	211,496	99.41	257,696	99.86	303,897
97.62	73,921	98.07	120,121	98.52	166,322	98.97	212,522	99.42	258,723	99.87	304,923
97.63	74,947	98.08	121,148	98.53	167,348	98.98	213,549	99.43	259,749	99.88	305,950
97.64	75,974	98.09	122,175	98.54	168,375	98.99	214,576	99.44	260,776	99.89	306,977
										99.90	308,003
										99.91	309,030
										99.92	310,057
										99.93	311,083
										99.94	312,110
										99.95	313,137
										99.96	314,163
										99.97	315,190
										99.98	316,217
										99.99	317,243
										100.00	318,270

Year 4 ATR72 Reliability Bonus

Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($
97.20	0	97.65	79,311	98.10	126,897	98.55	174,484	99.00	222,070	99.45	269,657
97.21	32,782	97.66	80,368	98.11	127,955	98.56	175,541	99.01	223,128	99.46	270,714
97.22	33,839	97.67	81,426	98.12	129,012	98.57	176,599	99.02	224,185	99.47	271,772
97.23	34,897	97.68	82,483	98.13	130,070	98.58	177,656	99.03	225,243	99.48	272,829
97.24	35,954	97.69	83,541	98.14	131,127	98.59	178,714	99.04	226,300	99.49	273,887
97.25	37,012	97.70	84,598	98.15	132,185	98.60	179,771	99.05	227,358	99.50	274,944
97.26	38,069	97.71	85,656	98.16	133,242	98.61	180,829	99.06	228,415	99.51	276,002
97.27	39,127	97.72	86,713	98.17	134,300	98.62	181,886	99.07	229,473	99.52	277,059
97.28	40,184	97.73	87,771	98.18	135,357	98.63	182,944	99.08	230,530	99.53	278,117
97.29	41,242	97.74	88,828	98.19	136,415	98.64	184,001	99.09	231,588	99.54	279,174
97.30	42,299	97.75	89,886	98.20	137,472	98.65	185,059	99.10	232,645	99.55	280,232
97.31	43,357	97.76	90,943	98.21	138,530	98.66	186,116	99.11	233,703	99.56	281,289
97.32	44,414	97.77	92,001	98.22	139,587	98.67	187,174	99.12	234,760	99.57	282,347
97.33	45,472	97.78	93,058	98.23	140,645	98.68	188,231	99.13	235,818	99.58	283,404
97.34	46,529	97.79	94,116	98.24	141,702	98.69	189,289	99.14	236,875	99.59	284,462
97.35	47,586	97.80	95,173	98.25	142,759	98.70	190,346	99.15	237,932	99.60	285,519
97.36	48,644	97.81	96,230	98.26	143,817	98.71	191,403	99.16	238,990	99.61	286,576
97.37	49,701	97.82	97,288	98.27	144,874	98.72	192,461	99.17	240,047	99.62	287,634
97.38	50,759	97.83	98,345	98.28	145,932	98.73	193,518	99.18	241,105	99.63	288,691
97.39	51,816	97.84	99,403	98.29	146,989	98.74	194,576	99.19	242,162	99.64	289,749
97.40	52,874	97.85	100,460	98.30	148,047	98.75	195,633	99.20	243,220	99.65	290,806
97.41	53,931	97.86	101,518	98.31	149,104	98.76	196,691	99.21	244,277	99.66	291,864
97.42	54,989	97.87	102,575	98.32	150,162	98.77	197,748	99.22	245,335	99.67	292,921
97.43	56,046	97.88	103,633	98.33	151,219	98.78	198,806	99.23	246,392	99.68	293,979
97.44	57,104	97.89	104,690	98.34	152,277	98.79	199,863	99.24	247,450	99.69	295,036
97.45	58,161	97.90	105,748	98.35	153,334	98.80	200,921	99.25	248,507	99.70	296,094
97.46	59,219	97.91	106,805	98.36	154,392	98.81	201,978	99.26	249,565	99.71	297,151
97.47	60,276	97.92	107,863	98.37	155,449	98.82	203,036	99.27	250,622	99.72	298,209
97.48	61,334	97.93	108,920	98.38	156,507	98.83	204,093	99.28	251,680	99.73	299,266
97.49	62,391	97.94	109,978	98.39	157,564	98.84	205,151	99.29	252,737	99.74	300,324
97.50	63,449	97.95	111,035	98.40	158,622	98.85	206,208	99.30	253,795	99.75	301,381
97.51	64,506	97.96	112,093	98.41	159,679	98.86	207,266	99.31	254,852	99.76	302,439
97.52	65,564	97.97	113,150	98.42	160,737	98.87	208,323	99.32	255,910	99.77	303,496
97.53	66,621	97.98	114,208	98.43	161,794	98.88	209,381	99.33	256,967	99.78	304,554
97.54	67,679	97.99	115,265	98.44	162,852	98.89	210,438	99.34	258,025	99.79	305,611
97.55	68,736	98.00	116,323	98.45	163,909	98.90	211,496	99.35	259,082	99.80	306,669
97.56	69,794	98.01	117,380	98.46	164,967	98.91	212,553	99.36	260,140	99.81	307,726
97.57	70,851	98.02	118,438	98.47	166,024	98.92	213,611	99.37	261,197	99.82	308,784
97.58	71,908	98.03	119,495	98.48	167,081	98.93	214,668	99.38	262,254	99.83	309,841
97.59	72,966	98.04	120,552	98.49	168,139	98.94	215,725	99.39	263,312	99.84	310,898
97.60	74,023	98.05	121,610	98.50	169,196	98.95	216,783	99.40	264,369	99.85	311,956
97.61	75,081	98.06	122,667	98.51	170,254	98.96	217,840	99.41	265,427	99.86	313,013
97.62	76,138	98.07	123,725	98.52	171,311	98.97	218,898	99.42	266,484	99.87	314,071
97.63	77,196	98.08	124,782	98.53	172,369	98.98	219,955	99.43	267,542	99.88	315,128
97.64	78,253	98.09	125,840	98.54	173,426	98.99	221,013	99.44	268,599	99.89	316,186
										99.90	317,243
										99.91	318,301
										99.92	319,358
										99.93	320,416
										99.94	321,473
										99.95	322,531
										99.96	323,588
										99.97	324,646
										99.98	325,703
										99.99	326,761
										100.00	327,818

Year 5 ATR72 Reliability Bonus

Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	onus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($)	Rate (%	Bonus ($
97.20	0	97.65	81,690	98.10	130,704	98.55	179,718	99.00	228,732	99.45	277,747
97.21	33,765	97.66	82,779	98.11	131,793	98.56	180,808	99.01	229,822	99.46	278,836
97.22	34,854	97.67	83,869	98.12	132,883	98.57	181,897	99.02	230,911	99.47	279,925
97.23	35,944	97.68	84,958	98.13	133,972	98.58	182,986	99.03	232,000	99.48	281,014
97.24	37,033	97.69	86,047	98.14	135,061	98.59	184,075	99.04	233,089	99.49	282,103
97.25	38,122	97.70	87,136	98.15	136,150	98.60	185,164	99.05	234,178	99.50	283,193
97.26	39,211	97.71	88,225	98.16	137,239	98.61	186,254	99.06	235,268	99.51	284,282
97.27	40,300	97.72	89,315	98.17	138,329	98.62	187,343	99.07	236,357	99.52	285,371
97.28	41,390	97.73	90,404	98.18	139,418	98.63	188,432	99.08	237,446	99.53	286,460
97.29	42,479	97.74	91,493	98.19	140,507	98.64	189,521	99.09	238,535	99.54	287,549
97.30	43,568	97.75	92,582	98.20	141,596	98.65	190,610	99.10	239,624	99.55	288,639
97.31	44,657	97.76	93,671	98.21	142,685	98.66	191,700	99.11	240,714	99.56	289,728
97.32	45,746	97.77	94,761	98.22	143,775	98.67	192,789	99.12	241,803	99.57	290,817
97.33	46,836	97.78	95,850	98.23	144,864	98.68	193,878	99.13	242,892	99.58	291,906
97.34	47,925	97.79	96,939	98.24	145,953	98.69	194,967	99.14	243,981	99.59	292,995
97.35	49,014	97.80	98,028	98.25	147,042	98.70	196,056	99.15	245,070	99.60	294,085
97.36	50,103	97.81	99,117	98.26	148,131	98.71	197,146	99.16	246,160	99.61	295,174
97.37	51,192	97.82	100,207	98.27	149,221	98.72	198,235	99.17	247,249	99.62	296,263
97.38	52,282	97.83	101,296	98.28	150,310	98.73	199,324	99.18	248,338	99.63	297,352
97.39	53,371	97.84	102,385	98.29	151,399	98.74	200,413	99.19	249,427	99.64	298,441
97.40	54,460	97.85	103,474	98.30	152,488	98.75	201,502	99.20	250,516	99.65	299,531
97.41	55,549	97.86	104,563	98.31	153,577	98.76	202,592	99.21	251,606	99.66	300,620
97.42	56,639	97.87	105,653	98.32	154,667	98.77	203,681	99.22	252,695	99.67	301,709
97.43	57,728	97.88	106,742	98.33	155,756	98.78	204,770	99.23	253,784	99.68	302,798
97.44	58,817	97.89	107,831	98.34	156,845	98.79	205,859	99.24	254,873	99.69	303,887
97.45	59,906	97.90	108,920	98.35	157,934	98.80	206,948	99.25	255,962	99.70	304,977
97.46	60,995	97.91	110,009	98.36	159,024	98.81	208,038	99.26	257,052	99.71	306,066
97.47	62,085	97.92	111,099	98.37	160,113	98.82	209,127	99.27	258,141	99.72	307,155
97.48	63,174	97.93	112,188	98.38	161,202	98.83	210,216	99.28	259,230	99.73	308,244
97.49	64,263	97.94	113,277	98.39	162,291	98.84	211,305	99.29	260,319	99.74	309,333
97.50	65,352	97.95	114,366	98.40	163,380	98.85	212,394	99.30	261,408	99.75	310,423
97.51	66,441	97.96	115,455	98.41	164,470	98.86	213,484	99.31	262,498	99.76	311,512
97.52	67,531	97.97	116,545	98.42	165,559	98.87	214,573	99.32	263,587	99.77	312,601
97.53	68,620	97.98	117,634	98.43	166,648	98.88	215,662	99.33	264,676	99.78	313,690
97.54	69,709	97.99	118,723	98.44	167,737	98.89	216,751	99.34	265,765	99.79	314,779
97.55	70,798	98.00	119,812	98.45	168,826	98.90	217,840	99.35	266,855	99.80	315,869
97.56	71,887	98.01	120,901	98.46	169,916	98.91	218,930	99.36	267,944	99.81	316,958
97.57	72,977	98.02	121,991	98.47	171,005	98.92	220,019	99.37	269,033	99.82	318,047
97.58	74,066	98.03	123,080	98.48	172,094	98.93	221,108	99.38	270,122	99.83	319,136
97.59	75,155	98.04	124,169	98.49	173,183	98.94	222,197	99.39	271,211	99.84	320,225
97.60	76,244	98.05	125,258	98.50	174,272	98.95	223,286	99.40	272,301	99.85	321,315
97.61	77,333	98.06	126,347	98.51	175,362	98.96	224,376	99.41	273,390	99.86	322,404
97.62	78,423	98.07	127,437	98.52	176,451	98.97	225,465	99.42	274,479	99.87	323,493
97.63	79,512	98.08	128,526	98.53	177,540	98.98	226,554	99.43	275,568	99.88	324,582
97.64	80,601	98.09	129,615	98.54	178,629	98.99	227,643	99.44	276,657	99.89	325,671
										99.90	326,761
										99.91	327,850
										99.92	328,939
										99.93	330,028
										99.94	331,117
										99.95	332,207
										99.96	333,296
										99.97	334,385
										99.98	335,474
										99.99	336,563
										100.00	337,653